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                                   EXHIBIT 2.1






















CONFORMED COPY



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                            ASSET PURCHASE AGREEMENT

                                     between

                               JEE SEE & CO., INC.

                                       and

                               UNITEL VIDEO, INC.

                          ____________________________

                             As of February 24, 1995
                          ____________________________









_______________________________________________________________________________







     ASSET PURCHASE AGREEMENT dated as of February 24 , 1995 between Jee See & Co., Inc. a California corporation with offices at 1101 W. Isabel Street, Los Angeles, California 91506 ("SELLER"), and UNITEL VIDEO, INC., a Delaware corporation with offices at 515 West 57th Street, New York, New York 10019 ("BUYER").

                              W I T N E S S E T H :

     WHEREAS, Seller is engaged in the business of providing "on-location" services for the videotaping and live telecasting of concerts, cultural and other events through the use of its mobile teleproduction units (the "Business"); and

     WHEREAS, Seller wishes to sell, and Buyer wishes to purchase, substantially all of the business, properties and assets of Seller and Seller wishes to assign, and Buyer is willing to assume, certain liabilities of Seller, all upon the terms and subject to the conditions set forth in this Agreement;


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     NOW, THEREFORE, in consideration of the mutual covenants herein contained,
Buyer and Seller hereby agree as follows:


SECTION 1.  PURCHASE AND SALE OF ASSETS

            1.1 ASSETS TO BE TRANSFERRED. Upon the terms and subject to the conditions of this Agreement, at the Closing provided for in Section 3 (the "CLOSING"), Seller shall sell, assign, transfer, convey and deliver (collectively, "transfer") to Buyer, and Buyer shall purchase and accept, all right, title and interest of Seller in and to all of the assets and properties of Seller, other than the Excluded Assets (as defined in Section 1.2) (collectively, the "ASSETS"), as they exist on the Closing Date (as defined in Section 3), including, without limitation, all such right, title and interest in and to the following assets and properties:

                  (a) all leasehold interests in the real property located at 1101 W. Isabel Street, Los Angeles, California (the "Burbank Lease"), and the following rights relating to such property: all tenements, rights, hereditaments, easements and appurtenances belonging or in any way appertaining thereto or to the reversion or remainder thereof, together with any buildings and improvements erected thereon and fixtures appurtenant thereto, and all right, title and interest in any rights-of -way, public places, appendages, gores and strips of land adjoining or appurtenant thereto which are now or hereafter used in connection therewith and awards made or to be made in lieu of any of the foregoing;


                  (b) all owned personal property and all leased personal property pursuant to leases listed in Schedule 1.1(f), including, without limitation, machinery, equipment, furniture and furnishings, motor vehicles, maintenance and operating supplies, tools and spare parts and those items listed and described on Schedule 1.1(b), as well as all accessions, accessories, additions, parts and replacements relating thereto, in each case, whether or not affixed to any of the foregoing;

                  (c) all inventories, including without limitation, blank tape stock, raw materials, work-in-process, finished products, supplies, labels and sales and promotional materials and brochures (collectively, the "Inventories");


                  (d) all claims, causes of action and similar rights, whether choate or inchoate, fixed or contingent, including, without limitation, insurance claims and all rights under manufacturers and vendors' warranties (other than those of the foregoing to the extent arising out of or related to the Excluded Assets or the Excluded Liabilities (collectively, the "EXCLUDED CLAIMS");

                  (e) all trademarks, trade names, patents, copyrights, and in each case pending applications, if any, with respect thereto, service marks (including, without limitation, the registered service mark "GC & Co."), brand names, know-how, processes, inventions, trade secrets, computer programs and formulas and other intellectual property rights and intangible property;


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                  (f)  all rights in, to and under all contracts, agreements, understandings, arrangements, purchase orders, sales orders, bids, leases, rental arrangements and licenses (including without limitation all oral and written contracts entered into in the ordinary course of business and relating to services to be provided to customers of Seller (collectively, the "Customer Contracts")), in each case listed on Schedule 1.1 (f) (collectively, the "Assumed Contracts").

All such items not listed or referred to in this Section 1.1(f) as Assumed Contracts are collectively referred to herein as the "Excluded Contracts";

                  (g) all certificates of occupancy and other licenses, permits and authorizations of governmental agencies and authorities;

                  (h) all books, records, files, computer programs and software, data storage and retrieval systems, financial records and other records (other than income tax records and those records included in and relating solely to the Excluded Assets), whether or not incorporated with the records of a third party, including, without limitation, all customer, distributor, dealer and supplier lists, written specifications and work standards;

                  (i) all prepaid expenses, charges, refunds and deposits (other than those of the foregoing to the extent arising out of or related to the Excluded Assets or the Excluded Liabilities and the security deposit referenced in Section 9.8); and

                  (j) all proceeds and products of any and all of the foregoing items (other than those of the foregoing to the extent arising out of or relating to the Excluded Assets or the Excluded Liabilities (the "Excluded Proceeds")).

            1.2 EXCLUDED ASSETS. The Assets to be transferred to Buyer hereunder shall not include the following assets of Seller (the "EXCLUDED ASSETS"):

                  (a)  cash and cash equivalents and securities;

                  (b) any federal, state, local or foreign tax benefit or refund to the extent attributable to taxes paid by Seller;

                  (c) all trade receivables and other accounts and notes receivable from operations of the Business prior to the Closing;

                  (d) the Excluded Claims, the Excluded Contracts and the Excluded Proceeds;

                  (e) minute and stock books and tax records (other than photocopies of such books and records as Buyer may reasonably request);

                  (f) any assets of any Plan (as defined in Section 4.16) or any insurance policy or program of Seller which is not to be assigned to, or assumed by, Buyer pursuant to this Agreement; and

                  (g)  all personal property listed on Schedule 1.2.

            1.3 LIABILITIES ASSUMED BY BUYER. As part of the consideration for the transfer of the Assets by Seller to Buyer, upon the terms and subject to the conditions set forth herein, Buyer shall assume at the Closing only the following liabilities and


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obligations of Seller, to the extent the same shall not have been paid or discharged on or prior to the Closing Date (the "ASSUMED LIABILITIES"):

                  (a) all liabilities and obligations accruing and/or incurred from and after the Closing Date under the Customer Contracts;

                  (b) all liabilities and obligations accruing and/or incurred from and after the Closing Date under the Burbank Lease;

                  (c) all liabilities and obligations specifically assumed by Buyer to the extent set forth in Section 9.1; and

                  (d) all liabilities and obligations of Seller to Ikegami Electronics (USA) Inc. ("Ikegami") as set forth on Schedule 1.1 (f).

            1.4 LIABILITIES NOT ASSUMED BY BUYER. Notwithstanding anything in this Agreement to the contrary, except as specifically provided in Sections 1.3 and 9.1, Buyer shall not assume, be subject to, or be liable or responsible for, any liability or obligation of, or with respect to, Seller (collectively, the "Excluded Liabilities").

            1.5 PRORATION OF UTILITY AND RENT EXPENSES. Utility charges relating to the Business and rental payments on the Burbank Lease shall be adjusted ratably as of the Closing Date. For the purpose of making such adjustments, Seller shall cause all utility meters to be read on the business day preceding the Closing Date (or as close thereto as practicable). The net amount payable either to Buyer by Seller or to Seller by Buyer as a result of any determination pursuant to this Section 1.5 shall be paid on the Closing Date.


SECTION 2.  PURCHASE PRICE

            2.1 PURCHASE PRICE. The purchase price for the assets (the "PURCHASE PRICE") shall be $6,750,000, payable as provided in Section 2.2, plus the assumption by Buyer of the Assumed Liabilities.

            2.2 PAYMENT OF PURCHASE PRICE. At the Closing, in consideration for the transfer of the Assets in accordance with the terms and conditions of this Agreement, Buyer will, in addition to assuming the Assumed Liabilities, pay to Seller the Purchase Price as follows:

                  (a) $6,000,000 by wire transfer in immediately available funds to :
                            Jee See & Co., Inc.
                            Bank of California
                            9401 Wilshire Boulevard
                            Beverly Hills, California 90212
                            Routing ABA No. 121000015
                            Attention: Barbara Cook; and

                  (b) $750,000 by the issuance to Seller of twelve (12) 30-month promissory notes of Buyer in the amounts of $ 87,900 $ 11,625, $87,900, $35,175, $21,975, $11,625, $3,525, $118,200, $121,575, $65,925, $96,675 and
$87,900, such notes to be substantially in the form of Exhibit A hereto (collectively, the "Notes").


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SECTION 3.  CLOSING

            3.1 CLOSING. The closing of the purchase and sale of the Assets and the assumption of the Assumed Liabilities shall take place at the offices of Surpin, Mayersohn & Edelstone, 1880 Century Park East, Los Angeles, California, at 10:00 A.M. local time on February 24, 1995, or at such other place, time or date as the parties may mutually agree in writing (the date of the Closing being referred to herein as the "CLOSING DATE"). Notwithstanding the actual time of the Closing, the Closing upon its consummation shall be deemed to have occurred at the opening of business on the Closing Date.


Section 4.  REPRESENTATIONS AND WARRANTIES OF SELLER

            To induce Buyer to enter into this Agreement and the other documents and instruments contemplated hereby, and to assume the Assumed Liabilities, Seller represents and warrants to Buyer as follows:

            4.1 ORGANIZATION; STANDING; AUTHORITY; CAPITAL STOCK; AFFILIATES. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full power and authority to carry on its business, and to own, lease and operate its properties and assets, including, without limitation, the Assets. Seller is duly qualified as a foreign corporation to transact business in all jurisdictions where such qualification is necessary. Seller has full corporate power and authority to enter into this Agreement and the other documents and instruments contemplated hereby (such other documents and instruments being sometimes collectively referred to herein as the "PURCHASE DOCUMENTS"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Schedule 4.1 lists all owners of the capital stock of Seller (collectively, the "Shareholders" and each, individually, a "Shareholder") and the number and percentage of shares of capital stock of the Seller owned by each Shareholder. In the case of items 3, 4 and 5 on Schedule 4.1, the two individuals listed as Shareholders in each such item hold the capital stock of Seller as community property and in the case of items 7, 8, 9 and 10, none of the trusts listed therein was created for the purpose of either acquiring the Notes or otherwise in connection with the transactions contemplated by this Agreement. Seller has no Subsidiaries (as defined in Section 14.1) and, other than the Shareholders, Seller has no Affiliates (as defined in Section 14.1). Seller is not engaged in any business or activity other than the Business.

            4.2 MERGER. The merger between Seller and On Stage America, Inc. ("OSA"), a California corporation, was accomplished in accordance with applicable law and was effective to merge OSA into Seller with Seller as the surviving corporation and to transfer to Seller all of the rights and property of OSA.

            4.3 DIRECTORS AND OFFICERS. Listed on Schedule 4.3 are all of the directors and officers of Seller all of which directors and officers have been duly elected in accordance with Seller's articles of incorporation and by-laws and with applicable law.

            4.4 AUTHORIZATION; CONFLICTS. The execution and delivery of this Agreement and the Purchase Documents by Seller, the performance by Seller of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby (a) have been duly authorized by all necessary


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corporate and other action, (b) will not conflict with, or result in a violation of, or a default under,
( i ) the certificate of incorporation, by-laws or other governing documents of Seller, or
( ii ) any contract, mortgage, indenture, lease, agreement, instrument, permit, concessions, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller, its properties and assets, and (c) will not create or result in any Lien (as defined in Section 14.1) on any of the properties or assets, including without limitation, the Assets, of Seller. This Agreement constitutes, and each Purchase Document when executed and delivered by Seller and duly executed and delivered by the other parties thereto will constitute, a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

            4.5 CONSENTS. No consent, license, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person is required to be obtained or filed, as the case may be, by Seller, as a condition to or otherwise in connection with the execution, delivery and performance of this Agreement, the Purchase Documents, the transactions contemplated hereby and thereby or the legality, validity, binding effect or enforceability hereof or thereof.

            4.6   FINANCIAL STATEMENTS.

                  (a) FINANCIAL STATEMENTS. Seller has furnished to Buyer a balance sheet of Seller for the 6-month period ended June 30, 1994 and statements of income and retained earnings and of cash flows for such 6-month period and a balance sheet of Seller for each of the 12-month periods ended December 31, 1993, December 31, 1992, December 31, 1991, December 31, 1990 and December 31, 1989 and statements of income and retained earnings and of cash flows for each of such 12-month periods (the foregoing items being, collectively, the "Financial Statements" and, each, a Financial Statement), reviewed by R.C. Baral & Company, Inc. in the case of the Financial Statements for periods ended June 30, 1994, December 31, 1993 and December 31, 1992 and by Marvin L. Blanton, Jr. in the case of the Financial Statements for periods ended December 31, 1991, December 31, 1990 and December 31, 1989. The Financial Statements have been prepared in conformity with generally accepted accounting principles, applied on a consistent basis throughout the respective periods covered thereby, and fairly present the financial position of Seller as at the respective dates of such balance sheets and Seller's results of operations and cash flows for the respective periods covered thereby.

                  (b) FINANCIAL REVIEW; AUDITED FINANCIAL STATEMENTS. Seller acknowledges that Grant Thornton, Buyer's independent public accountants, has conducted an examination of Seller's books and financial records and has expressed an unqualified opinion on a balance sheet of Seller for the 10-month period ended October 31, 1994 and statements of income and retained earnings and of cash flows for such 10-month period and on a balance sheet of Seller for the 12-month period ended December 31, 1993 and statements of income and retained earnings and of cash flows for such 12-month period, (collectively, the "Audited Financial Statements"). All information furnished by Seller to Grant Thornton in connection with such examination is true, complete and correct in all material respects. The Audited Financial Statements have been prepared in conformity with generally accepted accounting principles, applied on a consistent basis throughout the respective periods covered thereby, and fairly present the financial position of Seller as at the respective dates of such balance sheets and Seller's results of operations and cash flows for the respective periods covered thereby.


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                  (c)  NO ADVERSE CHANGE.  As of the date hereof, since December
31, 1993 (i) there has been no material adverse change in the financial condition or the results of operations of Seller or in the properties or assets of Seller and (ii) none of the properties and assets of Seller, including without limitation the Assets, has sustained any damage so that it can not be used in the normal course of business.

                  (d) ABSENCE OF UNDISCLOSED LIABILITIES. Except for liabilities and obligations incurred in the ordinary course of business since October 31, 1994 or reflected or reserved against in the Audited Financial Statements, there are no liabilities or obligations (absolute, accrued, contingent or otherwise) of Seller of a nature required to be disclosed in, or in connection with, financial statements prepared in accordance with generally accepted accounting principles.

            4.7 CONTRACTS. Schedule 4.7 sets forth a complete and correct list of all oral and written contracts (including all Customer Contracts), agreements, understandings, arrangements, purchase orders, sales orders, supply contracts, bids, leases, rental arrangements and licenses, complete and correct copies of which (including all amendments thereto) have been delivered to Buyer, to which Seller is a party or which relate to the Business or any of the Assets or by which the Business or any of the Assets is or may become bound (except that in the case of the Customer Contracts, Buyer has received only a list of the material terms of each such contract). All contracts listed on Schedule 4.7 (except the Customer Contracts) are valid, binding, enforceable and in full force and effect. Seller is not in default, no notice of a default has been received by Seller, and there exists no condition or event which, with notice or lapse of time or both, would constitute a default by Seller, under or with respect to any of such contracts. Except for Ikegami under item 2 on Schedule 4.7, no other party to any of the contracts listed on Schedule 4.7 is in default under any of such contracts, and there exists no condition or event which, with notice or lapse of time or both, would constitute a default by any other party to any such contract. Except in the case of item 2 on Schedule 4.7, each of the contracts listed thereon may be assigned to Buyer without the consent of any Person.

            4.8 TITLE TO PROPERTY AND ASSETS. Seller does not own any real property. The real property subject to the Burbank Lease is the only real property leased by Seller. Seller has a valid and marketable leasehold interest in the real property subject to the Burbank Lease, free and clear of all Liens. The monthly rental payable under the Burbank Lease through the end of the term thereof is $15,680 and Seller knows of no facts or circumstances which would give rise to an obligation to pay any additional amounts under the Burbank Lease through the end of the term thereof. Seller has paid all amounts accrued under the Burbank Lease through the Closing Date and no default, or event which with notice or lapse of time or both would become a default, exists thereunder. Seller has good and marketable title to all other Assets, free and clear of all Liens. Seller does not have any leased personal property. Schedule 1.1(b) contains a true and complete list of each item of machinery, equipment, motor vehicles, tools and spare parts, as well as all accessions, accessories, additions, parts and replacements relating thereto, in each case whether or not affixed to any of the foregoing, owned by Seller (collectively, the "Equipment").

            4.9 INTELLECTUAL PROPERTIES; BUSINESS NAMES. Schedule 4.9 contains a complete and accurate list of all patents and patent applications, all trademarks, service marks, trade names, fictitious business names and other marks, names and applications, whether or not registered, all copyrights in published or unpublished works and any and all know-how, trade secrets, confidential information, software, technical information, processed technology, plans, drawings, specifications and prints and all other intellectual property rights licensed to, owned or otherwise used by Seller (collectively, the


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"INTELLECTUAL PROPERTIES").  Each of the Intellectual Properties (a) except as set forth on Schedule 4.9, is legal, valid, binding and enforceable, (b) to the best of Seller's knowledge, is not and has not been the subject of any claim of infringement or any other claim, (c) to the best of Seller's knowledge, has been maintained and used in accordance with all applicable laws, (d) is owned by Seller and no rights therein or licenses thereunder have been granted by Seller to any Person, (e) except as set forth on Schedule 4.9, is assignable to Buyer in accordance with the terms and provisions hereof and thereof , and (f) to the best of Seller's knowledge, is not and has not been infringed in any way by any other Person, whether through use of any of the Intellectual Properties or otherwise. Schedule 4.9B contains a complete list of all names under which Seller has conducted business, although Seller no longer has any right, title or interest in the names in items 2,3, 6 and 7 on Schedule 4.9B.

            4.10 COMPLIANCE WITH APPLICABLE LAWS. Seller is in compliance with and conforms to (a) all applicable judgments, orders, injunctions, awards and decrees relating to Seller, the Business and the Assets and (b) all foreign, federal, state and local laws, statutes, ordinances, codes, rules and regulations and all other requirements of governmental bodies, courts and arbitrators (collectively, "Laws") that are applicable to Seller, the Business or the Assets. Seller has remedied or caused to be remedied all violations of any Laws affecting the Business or the Assets that have been brought to the attention of Seller by notice from applicable governmental authorities. All permits (including, without limitation, certificates of occupancy), licenses, authorizations, consents or approvals (collectively, "PERMITS") necessary for all of the activities of Seller, the Business and the ownership and operation of the Assets, have been obtained and are in full force and effect. No notice has been served upon Seller from any governmental authority or other Person claiming, nor is Seller aware of, any current violation of any applicable Law in connection with any of such activities. Without limiting the generality of the foregoing, the physical condition and the use of the real property subject to the Burbank Lease for garage space is in compliance with all Laws and Permits, and, to the best of Seller's knowledge, such use does not violate the rights of any third party.

            4.11 BUSINESS INTERRUPTION. During the last two years there has not been any total interruption or series or interruptions of the Business for a period of more than two consecutive business days because of breakdown or inadequate maintenance of property, machinery or equipment or union or other collective bargaining activity. Schedule 4.11 provides additional information in this regard.

            4.12 ABSENCE OF CERTAIN EVENTS. Except as set forth on Schedule 4.12, since October 31, 1994 Seller has not:

                  (a) incurred any obligations or liabilities, whether direct or contingent, or made any guarantees, endorsements or other assumptions of liabilities other than in the ordinary course of business (which, in no event, has included liabilities for borrowed money or extensions of credit);

                  (b) mortgaged, pledged or subjected to any Lien any of its properties or assets, tangible or intangible (including without limitation the Assets);

                  (c) acquired or disposed of any assets or properties, or entered into any agreement or other arrangement for any such acquisition or disposition, other than acquisitions or dispositions in the ordinary course of business and the disposition of equipment in exchange for equipment of equivalent value (a list of all items so exchanged is set forth on Schedule 4.12(c));


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                  (d)  forgave or canceled debts or claims except in the
ordinary course of business, or waived any rights of material value;

                  (e) conducted its business or entered into any transaction, other than in the ordinary course of business, except for matters incident to the transactions contemplated by this Agreement;

                  (f) granted any rights in or licenses under any of its Intellectual Properties;

                  (g) entered into or amended any employment agreement or entered into or amended any Plan (as defined in Section 4.16);

                  (h) made any wage or salary increase or bonus, or made any increase in any other direct or indirect compensation, for or to any director, officer or employee of Seller, other than customary Christmas bonuses for Christmas 1994;

                  (i) made any change in any material respect in its business policies or practices or suffered any other event which had or may have the effect of materially impairing its business relationship with, and the goodwill of, any of its customers or suppliers; or

                  (j) entered into any agreement or committed to take any action set forth in subsections (a) - (i) of this section 4.12.

            4.13 EMPLOYEES. Schedule 4.13 sets forth a complete and correct list of the names and for each one the total compensation rate (annual or hourly) and years or other period of service, in each case as of the Closing Date, of all employees who are employed by Seller. To the best knowledge of Seller, no employee listed on Schedule 4.13 has made any threat, or otherwise revealed an intent, to cancel or otherwise terminate his or her relationship with Seller.

            4.14 EMPLOYEE RELATIONS. There is not, nor to the best knowledge of Seller is there now threatened, any strike, organized slowdown, picketing, organized work stoppage or labor trouble or other occurrence, event or condition of a similar character in which any of the employees of Seller are participating or, to the best knowledge of Seller, have threatened to participate. To the best knowledge of Seller, there is not and has never been any labor union or association representing the employees of Seller in connection with their employment by Seller nor is there or has there ever been a collective bargaining agreement covering the employees of Seller in connection with their employment by Seller.

            4.15 SUPPLIERS AND CUSTOMERS. Schedule 4.15 sets forth a complete and correct list, for each of the last five full fiscal years of Seller, of the principal suppliers and the ten most significant customers of Seller. The relationships with such suppliers and customers are satisfactory and no such supplier or customer has canceled or otherwise terminated, or, to the best of Seller's knowledge, made any threat to cancel or otherwise terminate, its relationship with Seller. No such supplier or customer has during such period reduced significantly or, to the best of Seller's knowledge, made any threat to reduce significantly its services or supplies to, or purchases of services from, Seller.


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            4.16  BENEFIT PLANS.

                  (a) Schedule 4.16 sets forth a complete and correct list of all pension, retirement, profit sharing, Section 401(k), thrift-savings, individual retirement account, excess benefit plan, deferred compensation, incentive compensation, stock bonus, stock option, restricted stock, cash bonus, employee stock ownership (including, without limitation, payroll related employee stock ownership), severance pay, cafeteria, flexible compensation, life insurance, medical, dental, disability, welfare, or vacation plans or arrangements of any kind, and any other "Employee Pension Benefit Plan" or "Employee Welfare Benefit Plan" (in each case as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), incentive compensation plan or fringe benefit, or any combination of the foregoing, established, maintained, sponsored, contributed to or otherwise participated in by Seller (including, for this purpose and for the purpose of this Section 4.16, all employers, whether or not incorporated, which are treated together with Seller as a single employer within the meaning of Section 414 of the Code), at any time prior to the Closing Date (individually, a "PLAN"; collectively, the "PLANS")). True, complete and correct copies of each Plan, including all supplements, modifications, amendments and restatements through the Closing Date, have heretofore been delivered by Seller to Buyer.

                  (b) All contributions required to have been made under all Plans (without regard to any waivers granted under Section 412 of the Code) have been made.

                  (c) With respect to each Plan, complete and correct copies of the following documents have been delivered to Buyer: (i) each ERISA Plan and related trust documents and amendments thereto, (ii) Forms 5500, financial statements, and actuarial reports for the last three plan years, (iii) the last determination letter, if applicable, and (iv) summary plan descriptions.

                  (d) The Plans have been maintained and operated in accordance with their respective terms and with all provisions of ERISA, the Code and other applicable law (including rules and regulations thereunder).

                  (e) Seller has never contributed to, nor been required to contribute to, a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) and no liability is due or owing on account of any withdrawal therefrom.

            4.17 INSURANCE. Schedule 4.17 sets forth a brief description (showing the policy number, name of carrier, coverage, deductible amounts, term, expiration date and premium) of all policies of fire, casualty, liability and other forms of business insurance owned by or for the benefit of Seller and all self-insurance programs maintained by Seller. All policies described in
Schedule 4.17 are in full force and effect and all premiums due thereon have been paid in full. Such policies are sufficient for compliance with all requirements of law and all contracts to which Seller is a party and are in such amounts and subject to such deductibles and insure against such risks and losses as are necessary to provide adequate coverage for the Assets and the operations of the Business. No default exists under any of such policies, Seller has not failed to give any notice or to present any claim under any such policy in a due and timely fashion and there are no outstanding unpaid claims under any such policies. Seller is and will be


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

adequately covered by policies of insurance for losses or liabilities of Seller existing or which may arise out of events occurring or any matter or thing done or omitted to be done or products sold or produced before the Closing Date. Seller has not, since October 31, 1994, sustained any loss on account of fire, flood, accident or any other casualty of such character as to materially interfere with the operation of the Business or any material Asset in the normal course, regardless of whether or not such loss shall have been insured against.

            4.18 ENVIRONMENTAL COMPLIANCE. Seller is currently, and at all times in the past has operated, in compliance with all applicable Environmental Laws. Seller has not received any notification of, given any notice under any Environmental Law as a result of, or is currently subject to the imposition of any expense, liability or responsibility on account of, any Environmental Claim. Seller has obtained and is in compliance with all permits, licenses and other authorizations required under any applicable Environmental Law and there are no pending applications for any such permits, licenses or authorizations. No Lien has attached to and, to the best of Seller's knowledge, no basis exists for the attachment of a Lien to, any revenues or any real or personal property owned or leased by Seller pursuant to any Environmental Law. Seller is not aware of, nor has Seller received notice of, any circumstance which may interfere with or prevent continued compliance with, or which may give rise to any liability or otherwise form the basis of any Environmental Claim under, any Environmental Law. Seller is not aware of any violation of any Environmental Law in connection with the disposal of any Environmental Substance. To the best of its knowledge, Seller is not currently producing, handling or disposing of any Environmental Substance (nor has it done so in the past) other than small amounts of Environmental Substances used in routine maintenance or cleaning activities, nor has any Environmental Substance been spilled, leaked, discharged, dumped, buried or otherwise disposed of or stored by Seller in violation of any Environmental Law or which may subject Seller to any liability under any Environmental Law. No Environmental Substance is present in, on or under any part of any real property owned or leased by Seller. There are no underground storage tanks or underground waste treatment or disposal structures for the disposal of, or with respect to, any Environmental Substance.

            4.19 BROKERS. Seller has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement or the transactions contemplated hereby.

            4.20 LITIGATION. Except as set forth on Schedule 4.20, there are no actions, suits, investigations or proceedings (whether or not purportedly on behalf of Seller) pending, or, to the best knowledge of Seller, threatened or contemplated, at law, in equity, in arbitration or by or before any other authority (and including, without limitation, any such matter arising from any alleged breach of a warranty given or implied in connection with any sale made or service rendered), involving or affecting: (a) Seller, any part of the Assets or any of the Assumed Liabilities, or (b) any of the transactions contemplated by this Agreement and the Purchase Documents, nor, to the best knowledge of Seller, is there any basis for the institution of any such action, suit, investigation or proceeding. There are no judgments, orders, writs, injunctions, decrees or consents of any court or other judicial authority relating to, binding upon or affecting Seller, any of the Assets, or any of the Assumed Liabilities.

            4.21 TAXES. Seller has timely filed all required tax returns and reports with the appropriate governmental authorities in all jurisdictions in which such tax returns and reports are required with respect to Seller and its income, operations, assets and properties and has paid all taxes, assessments, fees and other governmental charges that have become due and payable. Neither the IRS nor any other governmental authority is now asserting or, to the best knowledge of Seller, threatening to assert any deficiency or claim for additional taxes, assessments, fees or other governmental charges, interest thereon or penalties in connection therewith.
All withholding and other taxes required by applicable law to be withheld or collected by Seller have been duly withheld or collected, as the case may be, and have been timely paid to the appropriate governmental authority. Seller has not given or granted, or been requested to give or grant, any waiver or extension of any statute of limitations relating to the payment of any such taxes, assessments, fees, governmental charges, interest or penalties. The representations and warranties contained in this Section 4.21 are not intended to cover any obligation of Seller to pay sales, use, gross receipts or similar taxes imposed either with respect to the sale of the Assets or Seller's compliance with Section 7.14; provided that (i) Buyer is responsible to pay or reimburse such tax pursuant to Section 9.1 or Section 13.2 and (ii) Seller notifies Buyer of any such tax obligation of Seller promptly upon Seller receiving notice of any such obligation arising.

            4.22 POWERS OF ATTORNEY. There are no outstanding powers of attorney, proxies or other like instruments to act on behalf of Seller or any other Person in connection with the Business or the Assets.

            4.23 NO MISREPRESENTATION BY SELLER. No representation or warranty of Seller made or contained in this Agreement or any Purchase Document, and no written report, written statement, certificate, schedule or other document or written information furnished or to be furnished by or on behalf of Seller in connection with the transactions contemplated by this Agreement and the Purchase Documents, contains or will contain a misstatement of a material fact or omits or will omit to state a material fact required to be stated therein in order to make the statements contained therein, in the light of the circumstances under which made, not misleading.


SECTION 5.  REPRESENTATIONS AND WARRANTIES OF BUYER

            To induce Seller to enter into this Agreement and the other documents and instruments contemplated hereby , Buyer represents and warrants to Seller as follows:

            5.1 ORGANIZATION; STANDING; AUTHORITY. Buyer is a duly organized and validly existing corporation under the laws of the State of Delaware and has the power and authority to carry on its business as now conducted. Buyer has full power and authority to enter into this Agreement and the Purchase Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Buyer is duly qualified to transact business in the State of California.

            5.2 AUTHORIZATION; CONFLICTS. The execution and delivery of this Agreement and the Purchase Documents by Buyer, the performance by Buyer of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby (a) have been duly authorized by all necessary corporate action, (b) will not conflict with, or result in a violation of or a default under, (i) the certificate of incorporation or by-laws of Buyer, or (ii) any contract, mortgage, indenture, lease, agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer. This agreement constitutes, and each other Purchase Document when executed will constitute, a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

            5.3 CONSENTS. No consent, license, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person is required to be obtained or filed, as the case may be, by Buyer as a condition to or otherwise in connection with the execution, delivery and performance of this Agreement, the Purchase Documents or the transactions contemplated hereby and thereby or the legality, validity, binding effect or enforceability hereof or thereof, except to the extent that the transactions contemplated hereby must be reported pursuant to applicable federal securities laws and stock exchange rules and regulations.

            5.4 NO MISREPRESENTATION. No representation or warranty of Buyer contained herein or made or contained in any Purchase Document, and no written report, written statement, certificate, schedule or other document furnished or to be furnished by or on behalf of Buyer in connection with the transactions contemplated by this Agreement and the Purchase Documents contains or will contain a misstatement of a material fact or omits or will omit to state a material fact required to be stated therein in order to make the statement contained therein, in the light of the circumstances under which it is made, not misleading.

            5.5 BROKERS. Buyer has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement or the transactions contemplated hereby.


SECTION 6.  CONDITIONS TO THE OBLIGATIONS OF SELLER

            The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or before the Closing Date, of the following conditions (subject to the right of Seller to waive any such condition);

            6.1 BOARD APPROVAL. Seller shall have obtained the approval of its Board of Directors in connection with the consummation of the transactions contemplated hereby.

            6.2 REPRESENTATIONS AND WARRANTIES TRUE. All of the representations and warranties of Buyer contained in this Agreement or in any certificate, document or instrument delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true, complete and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, except with respect to those representations and warranties specifically made as of an earlier date, in which case such representations and warranties shall be true, complete and correct in all material respects as of such earlier date.

            6.3 COVENANTS AND AGREEMENTS PERFORMED. Buyer shall have performed or complied with or delivered all covenants, agreements, conditions or documents required by this Agreement to be performed, complied with or delivered by Buyer prior to or on the Closing Date.

            6.4   OPINION OF COUNSEL TO BUYER.    Buyer shall have delivered to
Seller the opinion of Buyer's General Counsel, dated the Closing Date, substantially in the form of Exhibit B hereto.

            6.5 OTHER DOCUMENTS. Buyer shall have delivered all such certified resolutions, certificates, documents or instruments with respect to Buyer (including instruments of assumption) as Seller may reasonably request to carry out the intent and purpose of this Agreement and the Purchase Documents.

            6.6 NO ACTIONS, SUITS OR PROCEEDINGS. No action, suit or proceeding shall be pending or threatened before any court, governmental body or other authority to restrain or prohibit this Agreement or the consummation of the transactions contemplated hereby.

            6.7 OFFICERS' CERTIFICATE. Seller shall have been furnished with a certificate executed on behalf of Buyer by its President or a Vice President, and a Secretary or an Assistant Secretary, dated the Closing Date, certifying, in such detail as Seller may reasonably request, that (a) the conditions set forth in Section 6 of this Agreement have been fulfilled at or prior to the Closing Date, (b) Buyer is not in default under any provision of this Agreement and (c) the representations and warranties of Buyer contained in Section 5 are true and correct in all material respects on the Closing Date as if made on and as of the Closing Date.

            6.8 NOTES. Buyer shall have made and delivered to Seller the Notes.

            6.9 ASSUMPTION OF CONTRACTS AND OTHER ASSUMED LIABILITIES. Buyer shall have executed and delivered to Seller the Assignment, Assumption and Acceptance of Lease in the form of Exhibit C hereto, the Ikegami Letter in the form of Exhibit I hereto and such other instruments of assumption as Seller may reasonably request in order to assume the Assumed Contracts and the other Assumed Liabilities.

            6.10 OTHER MATTERS. Seller shall have received such other documents and instruments reasonably requested by Seller and its counsel, including the agreement of any assignee of Buyer not to enforce any rights in respect of the Assets directly against Seller.

            6.11  WIRE TRANSFER.  Buyer shall have wired the funds referenced in
Section 2.2(a).

            6.12 TENANT DEPOSIT. Seller shall have received reimbursement of the Tenant Deposit (as defined in Exhibit H).


SECTION 7.  CONDITIONS TO THE OBLIGATIONS OF BUYER

            The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or before the Closing Date, of the following conditions (subject to the right of Buyer to waive any such condition):

            7.1 BOARD APPROVAL. Buyer shall have obtained the approval of its Board of Directors in connection with the consummation of the transactions contemplated hereby.

            7.2 REPRESENTATIONS AND WARRANTIES TRUE. All of the representations and warranties of Seller contained in this Agreement or in any certificate, document or instrument delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true, complete and correct in all material respects on and as if the Closing Date as if made on and as of the Closing Date, except with respect to those representations and warranties specifically made as of an earlier date, in which case such representations and warranties shall be true, complete and correct in all material respects as of such earlier date.

            7.3 COVENANTS AND AGREEMENTS PERFORMED. Seller shall have performed or complied with or delivered all covenants, agreements, conditions or documents required by this Agreement to be performed, complied with or delivered by Seller prior to or on the Closing Date.

            7.4 OPINION OF COUNSEL TO SELLER. Seller shall have delivered to Buyer the opinion of Surpin, Mayersohn & Edelstone, counsel for Seller, dated the Closing Date, substantially in the form of Exhibit D hereto.

            7.5 OTHER DOCUMENTS. Seller shall have delivered all such certified resolutions, certificates, documents or instruments with respect to Seller as Buyer may reasonably request prior to the Closing Date to carry out the intent and purpose of this Agreement and the Purchase Documents.

            7.6 NO ACTIONS, SUITS OR PROCEEDINGS. No action, suit or proceeding shall be pending or threatened before any court, governmental body or other authority to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the transactions contemplated hereby or which has had or may have, as the case may be, a material adverse effect on the Assets, the Business after the Closing Date or the Assumed Liabilities.

            7.7 INSTRUMENTS OF CONVEYANCE. Seller shall have executed and delivered, or caused to be executed and delivered, to Buyer and its assignee the Bills of Sale in the form of Exhibits E and F hereto, the Assignment of Service Marks in the form of Exhibit G hereto and any other instruments of conveyance as Buyer may reasonably request to vest in or confirm to Buyer and Buyer's permitted assignee title to the Assets and the Assumed Liabilities, free and clear of all Liens.

            7.8 NO CHANGES. Between the date hereof and the Closing Date, Seller shall not, without Buyer's written consent, have undertaken any of the actions specified in Section 4.12. Since December 31, 1993 there shall not have been (a) any material adverse change in (i) the financial condition or results of operations of Seller or (ii) the Assets.

            7.9 OFFICERS' CERTIFICATE. Buyer shall have been furnished with a certificate executed on behalf of Seller by the President or a Vice President and Secretary or Assistant Secretary, dated the Closing Date, certifying, in such detail as Buyer may reasonably request, that (a) the conditions set forth in Section 7 of this Agreement have been fulfilled at or prior to the Closing Date, (b) Seller is not in default under any provision of this Agreement and (c) the representations and warranties of Seller contained in Section 4 are true and correct in all material respects on the Closing Date as if made on and as of the Closing Date.

            7.10 CONSENT TO ASSIGNMENT. Seller shall have furnished to Buyer the written consent of the lessor to the assignment to Buyer of the Burbank Lease in the form of Exhibit H hereto.

            7.11 CERTIFICATES OF TITLE. Seller shall have furnished to Buyer, or its permitted assignee, the original certificates of title for the motor vehicles included in the Assets and the related registration certificates.

            7.12 BANK LOAN. Seller shall have furnished to Buyer a letter from The Bank of California, N.A. (the "Bank") certifying that (i) all amounts owed by Seller to the Bank have been paid in full, (ii) the documents and instruments listed on Schedule 4.12 have been terminated and are of no force and effect and
(iii) the Bank has no interest in or Lien on any of the properties of Seller, including the Assets. In addition, all financing statements and other instruments shall have been duly executed, delivered and recorded or filed, in all such places as may be required by law, or as may be deemed necessary or desirable by counsel to Buyer, in order to release the Lien of the Bank on the property of Seller, such recordations and filings shall be in full force and effect and Buyer shall receive reasonably satisfactory evidence thereof.

            7.13 CORPORATE NAME. Seller shall have executed and delivered, or caused to be executed and delivered, to Buyer a certificate of amendment to its articles of incorporation changing its corporate name to " 1101 Isabel Partners, Inc." which certificate of amendment Seller shall have directed its agent to file on the Closing Date with the Secretary of State of the State of California.

            7.14 SALES TAX PERMIT. Seller shall have furnished to Buyer evidence that it has relinquished to the appropriate governmental authority its permit to collect sales tax.

            7.15 OTHER MATTERS. Buyer shall have received such other documents and instruments reasonably requested by Buyer and its counsel.


SECTION 8.  CERTAIN COVENANTS AND AGREEMENTS OF SELLER

            Seller covenants and agrees as follows:

            8.1 ACCESS. Subject to the provisions regarding the confidentiality of information set forth in paragraph 15 of the letter of intent dated November 22, 1994 (the "Confidentiality Provisions") between Seller and Buyer which are incorporated herein as though set forth in full herein, until the Closing, Seller shall give, or cause to be given, the officers employees, attorneys, accountants, and other representatives of Buyer

(collectively, "BUYER'S REPRESENTATIVES") access, during normal business hours and upon reasonable notice, to all of the records, properties and personnel of Seller. Subject to the Confidentiality Provisions, Seller will furnish, or cause to be furnished, to Buyer's Representatives during such period all such information as they may reasonably request and cause the officers, employees, accountants, specialists, consultants and attorneys of Seller to cooperate with them in conjunction with such review and examination.

            8.2 CONDUCT AND PRESERVATION OF BUSINESS. (a) Until the Closing, Seller shall (i) conduct the Business in the ordinary and usual course of business and, in all material respects, in the same manner as heretofore conducted, (ii) preserve the business organization of Seller intact, to keep available the services of the employees presently employed by Seller, to maintain the current customers and suppliers of Seller, and to preserve the goodwill of Seller and the Business, (iii) keep in full force and effect insurance comparable in amount and scope to that now maintained , (iv) maintain in effect all Assumed Contracts and all Permits and (v) not sell, encumber or transfer the Assets or any part thereof, except in exchange for assets of equivalent value. Without the prior written consent of Buyer, Seller shall not take any of the actions specified in Section 4.12.

            (b) Without limiting the generality of Section 8.2(a), Seller shall not, with out the prior written consent of Buyer:

    (i) enter into any contract except for (A) purchases of supplies and materials in the ordinary course of business or (B) services to be rendered to customers in the ordinary course of business;

    (ii) increase the compensation payable or to become payable to any employees, or adopt, change or agree to adopt or change, any Plan;

   (iii)  enter into any employment agreement;

    (iv) enter into any contract, agreement, lease, arrangement, understanding or commitment, or incur or agree to incur any liability or obligation, with respect to any capital expenditure; or

     (v)  engage in negotiations to sell any part of the Assets or the Business.

          (c) Without limiting the generality of Section 8.2(a), until the Closing and on and after the Closing, Seller shall pay, or cause to be paid, all of its indebtedness and other liabilities (including the Excluded Liabilities), and shall perform, or cause to be performed, all of its obligations on a basis consistent with past practices. In addition, Seller shall pay and discharge, or cause to be paid and discharged, all taxes, assessments, fees and other charges on the income, operations, assets and properties of Seller and the Business as and when such taxes, assessments, fees and other charges shall become due.

            8.3 LITIGATION. Until the Closing, Seller shall notify Buyer promptly after Seller becomes aware of any action, suit, proceeding, claim, demand or investigation which is threatened or commenced that may relate to or affect any of the Assets, the Business, this Agreement, the Purchase Documents or the transactions contemplated hereby or thereby.

            8.4 CHANGE OF NAME. Seller will file as promptly as practicable, and in any case within fifteen (15) days after the Closing, in all jurisdictions in which it is qualified to do business, any documents necessary to reflect the change in its corporate name described in Section 7.13 or to terminate its qualification therein. In connection with enabling Buyer, on and after the Closing, to use Seller's names listed on
Schedule 4.9, Seller will, at or prior to the Closing, execute and deliver to Buyer all consents related to such change of name as may be reasonably requested by Buyer, and will otherwise reasonably cooperate with Buyer. Within five (5) days after Closing, Seller will furnish Buyer with evidence of the filing referenced in Section 7.13.

            8.5 NOTICE RESPECTING REPRESENTATIONS AND WARRANTIES. Seller shall advise Buyer promptly in writing after becoming aware of any condition or circumstance occurring from the date hereof to and including the Closing, or any change in or omission from the Schedules, that would cause the representations and warranties of Seller or Buyer contained herein to become incomplete or incorrect in any material respect. Seller shall not, without the prior written consent of Buyer, take any action or fail to take any action which would cause the representations and warranties set forth in Section 4 to be untrue at the Closing Date except for changes occurring in the ordinary, normal and proper course of business and resulting from transactions otherwise contemplated or permitted by this Agreement.



SECTION 9.  CERTAIN AGREEMENTS OF SELLER, SHAREHOLDERS AND BUYER.

            9.1 EXPENSES OF SALE. Except as set forth below in this Section 9.1, Seller, on the one hand, and Buyer, on the other hand, shall each bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement, the Purchase Documents and the consummation and performance of the transactions contemplated hereby and thereby. Any excise, sales, use or gross receipts or similar taxes (but not including the real estate taxes referred to in the next succeeding sentence of this Section 9.1), whether imposed on Buyer or Seller, with respect to the transfer of the Assets shall be paid by Buyer, who shall deliver a check therefor to Seller at the Closing (and any refund of such taxes which were paid by Buyer shall be paid to, and shall be deemed to be the property of, Buyer, and Buyer shall continue after the Closing to be responsible for any additional assessments of taxes, penalties, interest and other additions to tax which may arise with respect to such taxes). Any real estate transfer taxes with respect to the transfer of the leasehold interests constituting part of the Assets shall be paid by Seller (and any refund of such taxes which were paid by Seller shall be paid to, and shall be deemed to be the property of, Seller, and Seller shall continue after the Closing to be responsible for any additional assessments of taxes, penalties, interest and other additions to tax which may arise with respect to such taxes). Buyer and Seller will cooperate with one another in filing any required tax returns and in seeking any applicable exemption from the payment of any sales tax with respect to the transfer of the Assets hereunder.

            9.2 ACTIONS WITH RESPECT TO THE CLOSING. (a) Seller and Buyer shall, as soon as practicable after the date hereof, notify the other party or parties to each Assumed Contract which requires the consent of such party or parties and shall seek the consent of such party or parties. Seller and Buyer shall cooperate and use their reasonable best efforts to obtain all consents, approvals and waivers necessary to transfer the Assets.

            (b) If the Closing occurs prior to the receipt of required consents, approvals or waivers (and nothing herein shall be construed as requiring Buyer to close the transaction contemplated herein without having obtained such consents), until such required consents, approvals and waivers shall have been obtained, Buyer, as Seller's agent, shall perform or discharge all of Seller's liabilities, responsibilities, obligations and commitments, and shall enjoy all of Seller's rights, benefits and entitlements, under such Assumed Contracts.

            (c) To the extent that a conveyance, assignment or sublease by Seller to Buyer shall require the consent or approval or any third party, this Agreement shall not constitute a transfer if such transfer would constitute a breach of the related Assumed Contract.

            9.3 PUBLICITY. Seller and Buyer agree that no publicity, release or announcement concerning the transactions contemplated hereby shall be issued without the advance approval, which approval shall not be unreasonable withheld, of the form and substance thereof by the other party hereto, except that such advance approval will not be required for any release or announcement required by law, including the rules of the Securities and Exchange Commission or the American Stock Exchange, but the party making any such required release or announcement will use its reasonable efforts to inform the other party in advance of such publicity release and/or announcement.

            9.4   [RESERVED]

            9.5 CONFIDENTIALITY. (a) Between the date of this Agreement and the Closing Date, Buyer and Seller shall comply with the Confidentiality Provisions as though set forth in full herein.

                  (b) On and after the Closing Date, except as may be required by law in the opinion of counsel, Seller agrees that it will not, nor will it permit any officer, director, employee or agent then engaged by Seller to, disclose or use any secrets or confidential information (including all confidential customer information and other proprietary information) pertaining to the Business (the "Confidential Information"); provided, however, that the provisions of this Section 9.5(b) shall not apply to any Shareholder.

                  (c) On and after the Closing Date, except as may be required by law in the opinion of counsel, each Shareholder agrees not to sell any Confidential Information which includes therein proprietary financial information (the "Confidential Financial Information"); provided that for purposes of this Section 9.5 (c) the term "sell" shall include, without limitation, any disclosure or transfer of Confidential Financial Information by a Shareholder to the Shareholder's employer or any other Person from whom the Shareholder shall receive compensation of any kind.

            9.6 USE OF NAMES. On and after the Closing Date, neither Seller nor any Shareholder shall use in any manner and for any purpose, nor authorize any other Person to use in any manner and for any purpose, any Intellectual Properties or any name listed on Schedule 4.9B, except as required for legal and/or accounting purposes and except that Keith Winikoff may use the name listed in item 7 on Schedule 4.9B. Notwithstanding the foregoing but subject to the provisions of Section 9.9, Seller shall have the right to use the names " GC & Co." and "Jee See & Co., Inc." in connection with the collection and enforcement of accounts receivable of Seller outstanding on the Closing Date and, with the prior written consent of Buyer, not to be unreasonably withheld, in connection with obtaining the benefits of the Excluded Assets and the Excluded Liabilities.

            9.7 INJUNCTIVE RELIEF. In the event of any violation of Sections 9.4, 9.5 or 9.6 hereof, the aggrieved party shall be entitled to maintain an action for injunctive relief, it being acknowledged that the damages that the aggrieved party would sustain as a result of such violation would be impossible to ascertain.

            9.8   POST-CLOSING PAYMENTS AND INVOICES; BURBANK LEASE SECURITY.
On and after the Closing Date (i) any moneys received by either party for the account of the other party shall be turned over or paid to the party entitled to receive such moneys promptly after receipt thereof and (ii) any invoices or other demands for payment of obligations of the Seller incurred prior to the Closing Date and which are received by Buyer shall be turned over to Seller for payment. Without limiting the foregoing, Buyer shall remit to Seller the Tenant Deposit (as defined in Exhibit H) at Closing.

            9.9 COLLECTION OF RECEIVABLES. For a period of sixty (60) days after the Closing Date (the "Collection Period"), Buyer shall be solely responsible for collection of the accounts receivable of Seller outstanding on the Closing Date other than those listed on Schedule 4.20 (collectively, the "Accounts Receivable"). All amounts received by Buyer in connection with the Accounts Receivable shall be paid or turned over to Seller as provided in
Section 9.8; provided that first monies received from a particular customer shall be applied first to any Account Receivable of such customer (except in the case of any Account Receivable which has been contested in writing) unless received as a deposit for a future engagement . During the Collection Period
(i) Seller shall not attempt to collect or otherwise enforce the Accounts Receivable without Buyer's prior written consent and (ii) Buyer shall collect the Accounts Receivable in the same manner as Buyer collects its own accounts receivable and shall not settle or otherwise compromise any of the Accounts Receivable without Seller's prior consent. All of the Accounts Receivable are listed on Schedule 9.9.


SECTION 10. CERTAIN EMPLOYEE MATTERS

            10.1 EMPLOYMENT OF SELLER'S EMPLOYEES. Effective as of the Closing Date, Seller will terminate the employment of all of its employees and the Closing Date shall be the last day of their employment by Seller. Buyer shall have the right, but shall not be obligated, to hire or otherwise continue the employment of any of Seller's employees.

            10.2 SEVERANCE AND OTHER MONETARY OBLIGATIONS. Seller shall be responsible for all liabilities and obligations in connection with claims made in respect of severance pay, vacation pay, sick pay or any other amounts, for any reason whatsoever, by employees of Seller relating to the termination of such person's employment by reason of transfer of the Assets and the consummation of the transactions contemplated by this Agreement, including, without limitation, any obligations arising in connection with the transactions contemplated by this Agreement under any federal or state plant closing notification or similar laws.

            10.3 PLAN OBLIGATIONS NOT ASSUMED. (a) Notwithstanding anything contained in this Agreement to the contrary, in no event shall Buyer assume (or be deemed to have assumed) any liability or obligation of Seller under or in respect of the Plans, including, without limitation, (A) Seller's obligation to offer continued group health insurance coverage under Sections 601-608 of ERISA ("COBRA") to Employees of Seller, or (B) Seller's obligation to provide (or continue to provide) such continued group health insurance coverage to former employees of Seller who, prior to the Closing Date, are eligible for or are currently receiving such insurance coverage under COBRA.

                  (b) Seller shall remain responsible for all liabilities to the insurance carrier for premiums and other charges and to Seller's employees or former employees for claims accrued prior to the Closing Date under any medical, dental, life insurance, accident, sickness, disability, workers' compensation and similar benefit programs which Seller maintains, to which it contributes or in which Seller participates. Any claim shall be deemed to have accrued on the date that the event giving rise to such claim occurred, and not on the date that a claim for payment of benefits is made.


SECTION 11. CERTAIN OTHER COVENANTS OF BUYER AND SELLER.

            11.1 ACCESS. After the Closing, Seller shall give, or cause to be given, to Buyer and Buyer's Representatives, and Buyer shall give, or cause to be given, the officers, employees, attorneys, accountants and other authorized representatives of Seller (collectively, "Seller's Representatives"), reasonable access during normal business hours and upon reasonable notice, to all of the records, plants, properties and personnel of Buyer, on the one hand, and of Seller, on the other hand, in connection with the filing of all required tax returns and reports and the payment of all taxes, assessments, fees and other governmental charges with respect to the Assets or the Business, and Buyer and Buyer's Representatives, on the one hand, and Seller and Seller's Representatives, on the other hand, will furnish or cause to be furnished such information and cooperation as may be reasonably requested in connection with the foregoing. Buyer agrees to maintain at the premises subject to the Burbank Lease, or if impracticable to do so at another location within the City of Los Angeles, the financial records of Seller included in the Assets purchased by Buyer hereunder for a period of ninety (90) days after the Closing Date.


SECTION 12. TERMINATION

            12.1  TERMINATION.   Notwithstanding anything to the contrary
contained in this Agreement or in any Purchase Document, this Agreement may be terminated and the transactions contemplated hereby and thereby abandoned as follows:

                  (a) by mutual consent of Buyer and Seller at any time prior to or at the Closing; or

                  (b) by either party (provided that such party is not then in default under this Agreement) if the Closing shall not have been consummated on or before February 28, 1995, or such later date by which the Closing must have occurred as may be agreed upon by Buyer and Seller in writing.

            12.2 EFFECT OF TERMINATION. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement and all further obligations of the parties hereunder shall terminate except as hereinafter provided in this Section 12.2. In the event of termination of this Agreement pursuant to Section 12.1, neither party hereto shall have any rights or remedies against or with respect to the other party with regard to this Agreement or the transactions contemplated hereby unless there is a willful and unjustified refusal of the other party to comply with its obligations under this Agreement notwithstanding the BONA FIDE ability and willingness of the complaining party to fully and completely perform the obligations required of it hereunder, in which case the complaining party shall have all rights and remedies otherwise available to it at law or in equity.


SECTION 13. SURVIVAL AND INDEMNIFICATION

            13.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any right of each party hereto fully to investigate the affairs of the other party hereto and notwithstanding any knowledge of the facts determined or determinable by each party hereto pursuant to such investigation or right of investigation, each party hereto has the right to rely fully upon representations, warranties, covenants and agreements of the other party hereto contained in this Agreement and the Purchase Documents. Each such representation, warranty, covenant or agreement of Seller, Buyer and the Shareholders made in this Agreement or the Purchase Documents or in any certificate delivered pursuant hereto and thereto shall survive the execution and delivery hereof and the Closing until the applicable statute of limitations for the assertion of a claim with respect thereto shall have expired, except that the representations and warranties contained in Sections 4.1 through 4.7,
4.9 through 4.20 and 4.22 and 4.23 (to the extent that Section 4.23 incorporates or otherwise applies to any of the representations and warranties contained in Sections 4.1 through 4.7, 4.9 through 4.20 and 4.22), 5.1 through 5.3 and 5.4 (to the extent incorporating or otherwise applying to any of the representations and warranties contained in Sections 5.1 through 5.3) shall terminate at the close of business on the date which is thirty (30) months after the Closing Date.

            13.2 INDEMNIFICATION BY BUYER. Buyer agrees to indemnify, defend and hold Seller, its directors, officers and the Shareholders, harmless from and against any and all losses, claims, demands, damages, costs and expenses (including, without limitation, penalties, interest, reasonable attorneys' fees and disbursements) of every kind, nature and description (collectively, "CLAIMS") based upon, arising out of or otherwise in respect of (i) any inaccuracy in or any breach of any representation or warranty or any breach of any covenant or agreement of Buyer contained in this Agreement or in any certificate, document or instrument (including the Purchase Documents) delivered pursuant to this Agreement, (ii) Seller's compliance with the condition contained in Section 7.14 of this Agreement with respect to Claims for which it would not be responsible absent this transaction and (iii) any excise, sales, use or gross receipts or similar taxes with respect to the transfer of the Assets for which Buyer is responsible pursuant to Section 9.1 of this Agreement.

            13.3 INDEMNIFICATION BY SELLER. (a) Subject to paragraph (b) of this Section 13.3, Seller and each Shareholder agree to indemnify, defend and hold Buyer harmless from and against any and all Claims based upon, arising out of or otherwise in respect of (i) any inaccuracy in or any breach of any representation, warranty, covenant, or agreement contained in this Agreement or in any certificate, document or instrument (including the Purchase Documents) delivered pursuant to this Agreement (except that with respect to the agreements in Sections 9.5 (c) and 9.6 (to the extent of the breach thereof by a Shareholder) the indemnity provided in this Section 13.3 shall be solely the obligation of the breaching Shareholder(s)), (ii) any action, suit or proceeding or threatened action, suit or proceeding against Buyer to the extent arising out of or relating to Seller, the operation of the Business or the Assets in respect of any period prior to the Closing Date, (iii) any Environmental Claim or Environmental Law to the extent arising out of or relating to Seller, the operation of the Business or the Assets in respect of any period prior to the Closing Date, (iv) except as otherwise provided in Sections
9.1 and 13.2 (ii) and (iii), all tax liabilities of any kind or nature whatsoever for periods ending on any date prior to the Closing Date, (v) any and all obligations and liabilities, including, without limitation, withdrawal liability, under any and all Plans, (vi) any and all obligations and liabilities with respect to employees and former employees of Seller arising out of or relating to any period prior to the Closing Date, and (vii) any and all Excluded Liabilities (including, without limitation, Claims based upon, arising out of or otherwise relating to Seller, the operation of the Business or the Assets in respect of all periods prior to the Closing Date).

                  (b) With respect to any Claim arising under Section 13.3(a), the following shall apply:

         (i) Seller and each Shareholder shall be jointly and severally liable for each Claim; provided, however, that the liability of (A) each Shareholder and Seller for any Claim under Sections 9.5(c) and 9.6 shall be limited as provided in clause (i) of Section 13.3(a) and (B) each Shareholder for any Claim shall be limited as provided below in this Section 13.3(b);

        (ii) As among the Shareholders, but subject to the provisions of clauses (iii) and (iv) of this paragraph (b), all Claims shall be several and, except for Claims arising under Sections 9.5(c) and 9.6, each Shareholder shall be liable for only that portion of a Claim equal to such Shareholder's percentage interest in the capital stock of Seller as listed on Schedule 4.1, provided that no Shareholder's aggregate liability under Section 13.3(a) shall exceed the portion of the Purchase Price received by such Shareholder as set forth on Schedule 4.1;

        (iii) Notwithstanding the provisions of clause (ii) of this paragraph
(b), (1) each Shareholder listed in items 3, 4 and 5 on Schedule 4.1 shall be jointly and severally liable only with the other Shareholder listed in each such item for a pro rata share of each Claim equal to the total percentage interest set forth alongside their names on Schedule 4.1 and the aggregate indemnity obligation of each such Shareholder shall not exceed the total amount of the Purchase Price set forth alongside such Shareholder's name on Schedule 4.1 (so that by way of example the two Shareholders listed in item 3 shall be jointly and severally liable for 11.72% of the Claim, not to exceed the amount of $791,100) and (2) each Shareholder listed in items 7, 8, 9, 10 and 11 on
Schedule 4.1 shall be jointly and severally liable with each other Shareholder listed in such items for a pro rata share of each Claim equal to the aggregate percentage interest of the common stock of Seller owned by all such Shareholders (such percentage interest being equal to 54.12%) and the aggregate indemnity obligation of such Shareholders shall not exceed the aggregate amount of the Purchase Price received by all such Shareholders listed in items 7, 8, 9, 10 and 11 on Schedule 4.1 (such amount being equal to $3,653,100); and

        (iv) Notwithstanding the provisions of clauses (ii) and (iii) of this paragraph (b), with respect to Claims arising under Sections 9.5(c) and 9.6 the liability of the breaching Shareholder or Shareholders, as the case may be, shall not be limited as provided in clauses (ii) and (iii) of this paragraph
(b), and each such Shareholder shall be liable for the full amount of any Claim arising under such sections.

                  (c) The liability of Seller and each Shareholder to Buyer for indemnification under Section 13.3 shall be paid as follows:

            (i) FIRST, by a reduction to and/or offset against principal and interest payable on the Notes, pro rata among the Notes, to the extent of such principal and interest; provided that with respect to any liability of a Shareholder in connection with Sections 9.4, 9.5(c) and 9.6, any offsets against the Notes held by the Shareholders shall only be against those Notes either held by or assignable to the affected Shareholders; and

            (ii)  SECOND, in cash;

PROVIDED, however, that Seller's and each Shareholder's liability to pay a third party under Section 13.4 shall be paid in cash.

            13.4 NOTICE AND DEFENSE OF THIRD PARTY CLAIMS. If any action, suit, investigation or proceeding shall be brought or asserted under Section
13.2 or 13.3 against Buyer, Seller, or the Shareholders or any of them, respectively (each an "INDEMNIFIED PERSON"), in respect of which indemnity may be sought under either such Section from the relevant indemnifying person (the "INDEMNIFYING PERSON"), the Indemnified Person shall give prompt written notice of such action, suit, investigation or proceeding to the Indemnifying Person, who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person, and the payment of all expenses; PROVIDED, HOWEVER, that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that the Indemnifying Person is materially prejudiced by reason of such delay or failure. The Indemnified Person shall have the right to employ separate counsel in any such action, suit, investigation or proceeding and to participate in the defense thereof, but the disbursements, expenses and fees of such separate counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnified Person shall in good faith determine that representation by the same counsel is inappropriate (in which latter case the reasonable disbursements, expenses and fees of such separate counsel shall be at the expense of the Indemnifying Person). In the event that the Indemnifying Person, within ten days after notice of any such action, suit, investigation or proceeding, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such action, suit, investigation or proceeding for the account of the Indemnifying Person, and all costs, fees and expenses thereof shall be deemed Claims for which the Indemnifying Person shall be responsible. Anything in this Section 13.4 to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent, settle or compromise any action, suit, investigation or proceeding or consent to the entry of any judgement or order thereunder. The Indemnifying Person and the Indemnified Person shall each render each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such action, suit, investigation or proceeding.

            13.5 NON-THIRD PARTY CLAIMS. If the Claim does not arise from the claim, demand or suit of a third party, the party seeking to be indemnified (the "Indemnified Person") shall give prompt written notice to the party from whom indemnification is sought (the "Indemnifying Person") after receiving notice or becoming aware of facts sufficient to form the basis for a claim allegedly giving rise to a right to be indemnified, but at least 20 days prior to commencing any action or attempting to set off the amount of the claim. Such notice shall describe the nature of the claim and the basis asserted by the Indemnified Person as giving rise to the right to indemnification, all with reasonable specificity as is then practicable. If the amount sought is liquidated in amount, the notice shall so state and such amount shall be deemed to be the amount claimed, but such statement shall not bar the claimant from thereafter changing the amount of the claim based on facts not known at the time of the notice. If such amount is not known or cannot be readily determined, then the notice shall so state.

            The Indemnifying Person shall have 10 days after receipt of the aforesaid written notice to object to the claim or the amount thereof by giving written notice of objection to the Indemnified Person. If the Indemnifying Person does not so object or if the parties agree on the claim and the amount thereof, the total amount of the claim shall be deemed to be due and shall be offset or paid as provided in this Section 13. If the Indemnifying Person objects to the claim or its amount or if the amount cannot be determined, the parties shall attempt to settle the dispute, failing which the issue shall be submitted for arbitration under Section 14.6. No claim which has not been agreed upon by the parties shall be deemed to be due or be offset in accordance with this Section 13 until finally settled by arbitration under Section 14.6. The amount of any claim which cannot otherwise be determined or agreed upon shall be submitted to arbitration even if the parties agree as to the propriety of the basis for the claim; PROVIDED, however, that no matter need be submitted to arbitration if at the time no further amounts are owed on the Notes in which case the propriety and amount of such claim may be submitted to a court of competent jurisdiction. Seller and the Shareholders agree that with respect to any dispute under this Section 13.5, Mr. Nick Vanoff shall have the authority to resolve such dispute which resolution shall be binding on the Seller and the Shareholders.


SECTION 14. MISCELLANEOUS

            14.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

                  (a) "AFFILIATE" with respect to any person or entity, means and includes any person or entity controlling, controlled by or under common control with such person or entity; "control" means the power, by share ownership, contract or otherwise, to direct the management and policies of a person or entity.

                  (b) "ENVIRONMENTAL CLAIM" means any responsibility, liability, violation or unlawful act or omission under any Environmental Law (whether alleged or otherwise) or any claim based thereon or arising therefrom.

                  (c) "ENVIRONMENTAL LAW" means any applicable law, rule or regulation in effect as of the Closing Date (but does not include any subsequent amendments, reenactments or revisions to such laws, rules or regulations) pertaining to (i) any emission, discharge, release, runoff or disposal of any Environmental Substance, (ii) any cleanup, containment, treatment, handling, transportation or storage of any Environmental Substance, or (iii) any other peril to public or occupational health or safety or to the environment that may be posed by an Environmental Substance.

                  (d) "ENVIRONMENTAL SUBSTANCE" means any toxic substance, hazardous material, contaminant, waste, pollutant or other similar substance that may pose a threat to public or occupational health or safety or to the environment and includes, without limitation, any "hazardous substance", "hazardous material" or hazardous waste" as such terms are used in any Environmental Law.

                  (e) "LIEN" means and includes any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, or other encumbrance of any kind or nature whatsoever, and shall include, without limitation, with respect to real property, any easement, right-of-way, restrictive covenant, encroachment or other defect.

                  (f) "PERSON" means an individual, firm, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, or any other entity of whatever nature.

                  (g) "SUBSIDIARY" means, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

            14.2 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be given by personal delivery, by certified or registered mail, postage prepaid, return receipt requested, or by telecopier with verified answer back or by a recognized major overnight delivery service. Any such notice shall be deemed given when personally delivered against written receipt therefor, five business days after posting, postage prepaid, in the mails of the United States of America, upon receipt of verified answer back with respect to transmission by telecopier or, with respect to delivery by major overnight delivery service, upon its receipt against written receipt therefor, at the following address:

                  (i)  IF TO SELLER, AT:

                       Sunset-Gower Studios
                       1438 North Gower Street, Box 21
                       Los Angeles, California  90028
                       Attention: Mr. Nicholas E. Vanoff


                       WITH A COPY TO:

                       Gary Edelstone, Esquire
                       Surpin, Mayersohn & Edelstone
                       1880 Century Park East, Suite 618
                       Los Angeles, California  90067
                       FAX: (310) 553-6286


                  (ii) IF TO BUYER, AT:

                       UNITEL VIDEO, INC.
                       515 West 57th Street
                       New York, New York  10019
                       Attention:  Mr. John Hoffman
                                   President

                       WITH A COPY TO:

                  UNITEL VIDEO, INC.
                  515 West 57th Street
                  New York, New York 10019
                  Attention:  Karen Ceil Lapidus, Esquire
                              General Counsel

            (iii) if to any Shareholder, to the address set forth on the signature page.

Any party may, by notice given in accordance with this Section 14.2 to the other party, designate another address or person for receipt of notices hereunder.

            14.3 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits annexed hereto or referred to herein) and the Purchase Documents executed in connection with the consummation of the transactions contemplated hereby contain the entire agreement between the parties with respect to the transfer of the Assets to Buyer and the assumption by Buyer of the Assumed Liabilities and supersede all prior agreements, written or oral, with respect thereto.

            14.4 WAIVERS AND AMENDMENTS; PRESERVATION OF REMEDIES. This Agreement and the Purchase Documents may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and shall not preclude any party from seeking any other remedy available, whether pursuant to applicable law or otherwise.

            14.5 NO THIRD-PARTY BENEFICIARIES This Agreement and the Purchase Documents are intended for the exclusive benefit of the parties hereto and shall not be enforceable by any other person or entity.

            14.6 ARBITRATION. All disputes which may arise relating to the appropriate amount of a claim as provided in section 13.5 shall be finally settled by arbitration held according to the Commercial Arbitration rules of the American Arbitration Association, by which Buyer, Seller and the Shareholders agree to be bound. Unless Buyer, Seller and the Shareholders consent in writing to a different number, there shall be one arbitrator chosen by the parties; if they cannot agree on a single arbitrator, then the arbitration panel shall consist of three members, one to be appointed by Buyer, one to be appointed by Seller and the Shareholders, and a third to be appointed by the American Arbitration Association. The arbitrations shall take place in Los Angeles, California. The arbitrator or arbitration panel shall determine whether or to what extent any offset is appropriate and the amount, if any, owed by either party to the other with respect to each claim being arbitrated and so shall specify in the award. The award shall assign all costs of the arbitration (including reasonable attorney's fees) to the parties. Judgment upon any award rendered in the arbitration may be entered by any court having proper jurisdiction.


            14.7 GOVERNING LAW. This Agreement and the Purchase Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts or choice of law (or any other law that would make the laws of any state other than the State of New York applicable hereto).

            14.8 BINDING EFFECT; ASSIGNMENT. This Agreement and the Purchase Documents shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither this Agreement nor any of the Purchase

Documents are assignable without the written consent of the other party hereto; PROVIDED, that (i) Buyer may assign its right to purchase the Assets or any part thereof to MetLife Capital Limited Partnership the terms of which assignment shall be in accordance with the form of Assignment and Assumption Agreement and Consent attached as Exhibit J hereto (the "MetLife Assignment") and (ii) after the Closing, Seller may assign its rights under the Notes to the Shareholders in accordance with the terms and conditions of the Notes. In connection with any assignment pursuant to clause (i) of the immediately preceding PROVISO, Seller and the Shareholders consent to and agree to be bound by the provisions of the MetLife Assignment.

            14.9 COUNTERPARTS. This Agreement and the Purchase Documents may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

            14.10 FURTHER ASSURANCES. Seller shall, at the request and expense of Buyer, at any time and from time to time following the Closing, promptly execute and deliver or cause to be executed and delivered, to Buyer all such further documents and instruments and take all such further action as may be reasonably requested by Buyer in order to more effectively transfer to Buyer, or to perfect or record Buyer's title to or interest in, or to enable Buyer to use, the Assets or otherwise to confirm or carry out the provisions and intent of this Agreement and the Purchase Documents.

            14.11 EXHIBITS AND SCHEDULES. All Exhibits annexed hereto, and all Schedules referred to herein, are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

            14.12 CAPTIONS. All sections, titles or captions contained in this Agreement or in any Exhibit or Schedule annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. All references herein to Sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers on the date hereof.

                                             JEE SEE & CO., INC.



                                             By:/S/  NICHOLAS E. VANOFF
                                                ---------------------------
                                             Name:   Nicholas E. Vanoff
                                             Title:  President


                                             UNITEL VIDEO, INC.


                                             By:/S/  JOHN HOFFMAN
                                                ---------------------------
                                             Name:   John Hoffman
                                             Title:  President

AGREED AND ACCEPTED:
SHAREHOLDERS:


/S/  EDWARD J. GREENE
- - ---------------------------------
By:  Edward J. Greene
     17923 Lone Oak Drive
     Granada Hills, California  91344


/S/  NICHOLAS E. VANOFF
- - ---------------------------------
By:  Nicholas E. Vanoff
     Sunset-Gower Studios
     1438 North Gower Street, Box 21

     Los Angeles, California  90028


/S/  KEITH WINIKOFF
- - ---------------------------------
By:  Keith Winikoff
     5030 Cerrillos Drive
     Woodland Hills, California  91364


/S/  GARY SMITH
- - ---------------------------------
By:  Gary Smith
     Smith-Hemion Productions
     1438 North Gower Street, Box 15
     Los Angeles, California  90028


/S/  DWIGHT A. HEMION
- - ---------------------------------
By:  Dwight A. Hemion
     Smith-Hemion Productions
     1438 North Gower Street, Box 15
     Los Angeles, California  90028


/S/  SAM LOVULLO
- - ---------------------------------
By:  Sam Lovullo
     16825 Bajio Road
     Encino, California  91436


/S/  GRACE LOVULLO
- - ---------------------------------
By:  Grace Lovullo
     16825 Bajio Road
     Encino, California  91436


/S/  DAVID NASH
- - ---------------------------------
By:  David Nash
     27444 Trail Ridge Road
     Canyon Country, California  91351


/S/  GERTRUDE NASH
- - ---------------------------------
By:  Gertrude Nash
     27444 Trail Ridge Road
     Canyon Country. California  91351


/S/  STAN PORTER
- - ---------------------------------
By:  Stan Porter
     1031 Donner Avenue
     Simi Valley, California  93065

/S/  YVONNE PORTER
- - ---------------------------------
By:  Yvonne Porter
     1031 Donner Avenue
     Simi Valley, California  93065


/S/  PHYLLIS C. VANOFF
- - ---------------------------------
By:  Phyllis C. Vanoff, Trustee of Marital
     Trust A under the Vanoff Family Trust
     Sunset-Gower Studios
     1438 North Gower Street, Box 21
     Los Angeles, California  90028


/S/  PHYLLIS C. VANOFF
- - ---------------------------------
By:  Phyllis C. Vanoff, as Trustee of the Marital
     Trust B under the Vanoff Family Trust
     Sunset-Gower Studios
     1438 North Gower Street, Box 21
     Los Angeles, California  90028


/S/  PHYLLIS C. VANOFF
- - ---------------------------------
By:  Phyllis C. Vanoff, as Trustee of the
     Felisa Vanoff Revocable Trust
     Sunset-Gower Studios
     1438 North Gower Street, Box 21
     Los Angeles, California  90028


/S/  PHYLLIS C. VANOFF
- - ---------------------------------
By:  Phyllis C. Vanoff, as Trustee of the
     Flavio Vanoff Irrevocable Trust
     Sunset-Gower Studios
     1438 North Gower Street, Box 21
     Los Angeles, California  90028









                                    SCHEDULES

1.1(b)      List of Seller's Equipment

1.1(f)      List of Seller Contracts

1.2       List of Excluded Personal Property

4.1 Schedule of Shareholders, Percentage Interest in Seller, Note Amounts and Allocation of Purchase Price

4.3       List of Officers and Directors of Seller

4.7       List of Seller Contracts

4.9       List of Seller Intellectual Properties

4.9B      List of Seller Tradenames

4.11      Schedule of Certain Damaged Equipment

4.12      Schedule of Certain Seller Obligations

4.12(c)   Schedule of Exchanged Equipment

4.13      List of Employees of Seller

4.15      List of Principal Suppliers and Customers of Seller

4.16      Schedule of Seller Benefit Plans

4.17      Description of Seller Insurance

4.20      Schedule of Litigation

9.9       List of Accounts Receivable of Seller









                                    EXHIBITS


A    Form of Buyer Promissory Note

B    Opinion of Buyer's Counsel

C.   Assignment, Assumption and Acceptance of Lease

D    Opinion of Seller's Counsel

E    MetLife Bill of Sale

F    Unitel Bill of Sale

G    Assignment of Service Marks

H    Landlord's Certificate

I    [RESERVED]

J.   MetLife Assignment























                                                                       EXHIBIT A

                             FORM OF PROMISSORY NOTE

            NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE
                 MAY BE CONVERTED HAS BEEN REGISTERED UNDER THE
            SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR
                  UNDER ANY STATE SECURITIES OR "BLUE SKY" LAWS
             (COLLECTIVELY, "STATE SECURITIES LAWS").  THIS NOTE HAS
            BEEN ACQUIRED FOR INVESTMENT ONLY AND NOT WITH A VIEW TO
              THE RESALE OR DISTRIBUTION HEREOF IN VIOLATION OF THE
             SECURITIES ACT OR ANY STATE SECURITIES LAWS.  THE TERMS
              AND PROVISIONS HEREOF PROHIBIT THE ASSIGNMENT, SALE,
             HYPOTHECATION OR TRANSFER IN ANY MANNER, IN WHOLE OR IN
                   PART, EXCEPT AS EXPRESSLY PROVIDED HEREIN.


$  750,000.00                                          Dated: February 24, 1995


            1. PRINCIPAL PAYMENTS. FOR VALUE RECEIVED, the undersigned, UNITEL VIDEO, INC., a Delaware corporation ("UNITEL"), promises to pay to JEE SEE & COMPANY, INC, a California corporation ("GC" and together with its permitted assignee sometimes referred to herein as, the "Holder"), at c/o Sunset-Gower Studios,

1438 North Gower Street, Box 21, Los Angeles, California 90028 Attention: Mr. Nicholas Vanoff, or at such other address as Holder shall from time to time designate in writing to Unitel, the principal amount of SEVEN HUNDRED AND FIFTY THOUSAND ($750,000) DOLLARS payable on August 24, 1997 (subject to Section 6 of this Note).

            2. INTEREST. The outstanding principal balance of this Note shall bear interest payable (subject to Section 6 of this Note) monthly in arrears, on the last day of each month, and at maturity (whether at stated maturity or otherwise), calculated on the basis of a 360-day year of twelve 30-day months. The interest rate in effect from time to time shall be determined as follows:

                  (a) The initial interest rate on this Note shall be the rate of interest publicly announced by The Chase Manhattan Bank, N.A. ("CHASE") and in effect on the date of this Note as Chase's prime lending rate, plus 1%; and

                  (b) The interest rate on this Note shall be adjusted on each three month anniversary date of this Note (each such date, an "ADJUSTMENT DATE"). On each Adjustment Date, the rate of interest shall be adjusted to be, effective as of such Adjustment Date, the rate of interest publicly announced by Chase and in effect at the close of business on the Business Day (as hereinafter defined) immediately preceding each such Adjustment Date as Chase's prime lending rate, plus 1%.

For purposes of this Note, the term "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Los Angeles, California, are authorized or required by law to close. Principal of and interest on this Note shall be payable in lawful money of the United States of America.

            3. EXTENSION OF CERTAIN PAYMENT DATES. If any payment on this Note becomes due and payable on a date that is not a Business Day, such due date shall be extended to the next succeeding Business Day, and interest shall be paid at the rate provided for herein on any such payment to the Business Day on which such payment is made.

            4. OPTIONAL PREPAYMENTS. On and after the one year anniversary date of the issuance of this Note, Unitel may prepay this Note, in whole or in part, at any time, without premium or penalty, upon 30 days' notice to Holder.

            5. RIGHT OF OFFSET. This Note is subject to offset for amounts due to Unitel by Holder for indemnification payments pursuant to Section 13 of that certain Asset Purchase Agreement between Unitel and Holder dated as of February 24, 1995. The exercise of such right of offset by Unitel shall not constitute an Event of Default under this Note. Neither the exercise of nor the failure to exercise such right of offset shall constitute an election of remedies nor limit Unitel in any manner in the enforcement of any other remedies that may be available to it.

            6. NO DISTRIBUTION IN VIOLATION OF LAW. The Holder is acquiring this Note for its own account for investment and not with a view to or for the resale or distribution thereof in violation of the Securities Act or any State Securities Laws. This Note may not be assigned, sold, hypothecated or transferred in any manner, in whole or in part, except pursuant to (a) a registration statement under the Securities Act which is effective and current with regard to this Note at the time of assignment, sale, hypothecation, or transfer, as the case may be, and upon compliance with all applicable State Securities Laws, or (b) specific exemptions from the registration requirements of the Securities Act and applicable State Securities Laws, but in claiming such exemptions, an opinion of counsel, which opinion shall be in form and substance reasonably satisfactory to Unitel, shall be delivered to Unitel by legal counsel to such Holder to the effect that no registration under the Securities Act or under applicable State Securities Laws is required because of the availability of exemptions therefrom. The provisions of this paragraph 6 shall not affect the rights to assign set forth in paragraph 11 of this Note.

            7.    CONVERSION.

            (a) The Holder shall have the right to convert this Note, in whole or in part, into shares of the common stock, $.01 par value per share, of Unitel (the "COMMON STOCK") at a conversion rate of $10.00 per share (as the same may be adjusted from time to time as provided in this Note, the "CONVERSION RATE") up to the unpaid principal balance hereof at any time and from time to time prior to the date the outstanding principal balance of this Note shall be paid in full.

            (b) In order to exercise the right of conversion provided for herein, the Holder shall give Unitel not less than 10 Business Days' written notice prior to the requested conversion date, which notice shall specify the outstanding principal balance of this Note which is being converted; PROVIDED, that the Holder may not convert this Note, in whole or in part, if the number of whole shares of Common Stock that would be issuable upon each such conversion plus those issuable upon conversion of any Related Notes (hereinafter defined) on the same day would be less than 22,500. Shares of Common Stock issuable upon conversion shall be issued only to the Holder. The Holder shall also deliver to Unitel, contemporaneously with delivery of each notice of conversion contemplated by this Section 8(b), this Note, or, if applicable, a replacement note (as provided for below). As promptly as practicable after receipt of a notice of conversion and this Note or, if applicable, a replacement note, Unitel shall issue or cause to be issued to the Holder a certificate or certificates for the number of shares of Common Stock issuable upon conversion. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date of receipt by Unitel of the notice of conversion and this Note or, if applicable, a replacement note. If this Note shall be converted in part, Unitel shall issue to the Holder a replacement note for the outstanding principal balance that shall not have been converted. No fractional shares of Common Stock shall be issued upon any conversion. In the event that a conversion would result in the issuance of a fractional share, Unitel shall, in lieu of issuing such fractional share, pay to the converting Holder an amount equal to such fraction multiplied by the Conversion Rate on the date Unitel shall have received both the applicable notice of conversion and this Note or, if applicable, a replacement note.

            (c) In the event Unitel shall subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or shall combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate in effect on the effective date of such subdivision, combination or reclassification, as the case may be, shall be proportionately reduced, in the case of any increase in the number of outstanding shares of Common Stock, or increased, in the case of any reduction in the outstanding shares of Common Stock, so that the Holder after such time shall be entitled to receive the kind and amount of shares which it would have owned or have been entitled to receive had this Note been converted into shares of Common Stock immediately prior to such effective date. Such adjustment shall be effective on the effective date of such subdivision, combination or reclassification and shall be made successively whenever any such event shall occur. All calculations under this Section 8(c) shall be made to the nearest cent. No adjustment in the Conversion Rate shall be required under this Section 8(c) unless such adjustment (together with all prior adjustments which, by reason of this Section 8(c) were not required to be made at the time otherwise required) would require a change of at least 5% in such Conversion Rate. Unitel shall, promptly after each adjustment in the Conversion Rate, mail a notice to the Holder stating that the Conversion Rate has been adjusted and setting forth the new Conversion Rate.

            (d) The Holder understands and agrees that the shares of Common Stock issuable upon conversion of this Note will not be registered under the Securities Act or under applicable State Securities Laws and that the certificates for shares of Common Stock to be issued upon conversion of this Note will contain a legend substantially in the following form (and the Holder must comply with the terms and conditions set forth in the legend prior to any assignment, sale, hypothecation or transfer of the shares of Common Stock) and that stop transfer instructions will be placed against such certificates evidencing the restrictions on the assignment, sale, hypothecation or transfer of the shares of Common Stock issuable upon conversion of this Note:

            "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Securities Act"), or under any state securities or "blue sky" laws (collectively, "State Securities Laws") and may not be assigned, sold, hypothecated or transferred unless (a) such securities have been registered pursuant to the Securities Act and all applicable State Securities Laws, or (b) the holder of such securities provides an opinion of counsel, in form and substance reasonably satisfactory to Unitel, stating that the proposed assignment, sale, hypothecation or transfer, as the case may be, is exempt from the registration requirements of the Securities Act and applicable State Securities Laws."

            8. REGISTRATION OF SHARES OF COMMON STOCK. (a) At any time after the date that the Holder or a holder of the Related Notes (as hereinafter defined) (such holders, together with the Holder, collectively, the "NOTEHOLDERS") shall have converted this Note or the Related Notes in accordance with paragraph 7 thereof into shares of Common Stock and so long as any of such shares of Common Stock shall be ineligible for sale under paragraph (k) of Rule 144 promulgated under the Securities Act (such ineligible shares of Common Stock, collectively, the "REGISTRABLE SHARES"), the Noteholders who shall have so converted, or any of them, shall have the right on one occasion, upon written notice to Unitel in accordance with the provisions of this Note and the Related Notes, to require Unitel to prepare and file with the Securities and Exchange Commission (the "COMMISSION") a registration statement providing for the resale of the Registrable Shares. Unitel shall use its best efforts to file such registration statement with the Commission within 90 days after receipt of such written notice from the Noteholders. Only one demand for registration may be made by the Noteholders and once Unitel shall have complied with any one demand for registration by any Noteholder, Unitel shall have no further obligations under paragraph 8 of this Note or of any Related Note. Upon the registration statement filed in the manner provided in this Note and the Related Notes being declared effective by the Commission, Unitel will furnish to the Noteholders such number of copies of a prospectus in conformity of the Securities Act in order to facilitate the public sale or other disposition of the Registrable Shares. The term "Related Notes" shall mean the 12 promissory notes of Unitel made on February 24, 1995, in the original principal amounts of $87,900, $11,625, $87,900, $35,175, $21,975, $11,625, $3,525, $118,200, $121,575,
$65,925, $96,675 and $87,900 payable to GC, as the same may be amended, superseded, renewed, replaced, extended or waived in accordance with the terms and provisions thereof.

            (b) If at any time or from time to time while any of the Noteholders shall own Registrable Shares, Unitel proposes to register any of its shares of Common Stock (other than pursuant to a registration statement on Form S-4, Form S-8, or equivalent forms not available for registering the Registrable Shares of the Holders), Unitel shall give such Noteholders 30 days' notice of the proposed registration statement filing. Within 15 days after receipt of any such notice, the Noteholders may, by written notice to Unitel, require Unitel to include all or a portion, as set forth in such Noteholders' respective notices to Unitel, of such Noteholders' Registrable Shares in the proposed registration statement. Each such Noteholder shall agree to the conditions to sale by the underwriter, if any, of the securities being registered. If the piggyback registration is an underwritten registration and the managing underwriter advises Unitel that in its opinion the aggregate dollar amount or offering price of the securities requested to be included in such registration exceeds the aggregate dollar amount of securities which can be sold in such offering, or that the amount or kind of securities which Unitel, the Noteholders and any other holders of securities intend to include in the offering is likely to adversely affect the price or distribution of the securities offered in the offering or the timing thereof, there will be included in such offering, first, all securities that Unitel proposes to sell, and second, to the extent that the managing underwriter agrees to sell other securities (including Registrable Shares), such other securities as are requested to be included, pro rata among the holders of such other securities based on the number of shares held by the holders of such other securities and proposed to be included in the registration.

            (c) If any registration is an underwritten offering, Unitel shall have the right, in its sole discretion, to select the managing underwriter or underwriters to administer the offering. No Noteholder may participate in any underwritten offering unless such Noteholder agrees to sell such Noteholder's Registrable Shares on the terms of and on the basis provided in any underwriting arrangements approved by Unitel and such Noteholder completes, executes and delivers all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents and agreements required under the terms of such underwriting arrangements.

            (d) Unitel, in its sole discretion, may withdraw any registration statement or abandon any offering, notwithstanding the request by the Noteholders that Registrable Shares be included therein. In the event that Unitel shall have withdrawn or abandoned any offering subject to the demand registration right of the Noteholders, the Noteholders shall not be deemed to have exercised their right on one occasion to demand registration pursuant to
Section 9(a).

            (e) Each Noteholder shall promptly and timely provide Unitel with all information and materials required to be included in a registration statement and take all such action as may be required in order to effect the registration and offering of the securities being registered. Unitel shall have no obligation to include in such registration statement Registrable Shares of a Noteholder who has failed to furnish all such information or take all such action which, in the opinion of Unitel, is required for the registration to be in compliance with the Securities Act or to otherwise effect the registration and offering of the securities. Without limiting the generality of the provisions of this Section 9, the Noteholders each, jointly and severally, agree (to the extent permitted by law) to indemnify and hold harmless Unitel, its officers, directors, employees, stockholders, underwriters, agents, representatives and each person who controls any of the foregoing (within the meaning of the Securities Act) from and against any and all losses, damages, liabilities and expenses (including without limitation, costs of investigation and attorneys fees and expenses) arising out of, based upon or relating to any untrue statement of fact or alleged untrue statement of fact or any omission of fact or alleged omission of fact required to be stated in a registration statement or prospectus or any amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent that such untrue or alleged untrue statement or omission or alleged omission is based upon any information with respect to, or provided by, the Noteholders.

            (f) All expenses, including without limitation, all reasonable fees and disbursements of counsel to, and other professionals of, Unitel, incurred by Unitel in complying with the provisions of this Section 9, (i) in connection with the demand registration rights shall be paid 50% by Unitel and 50% by the Noteholders demanding registration pursuant to Section 8 of this Note and the Related Notes and (ii) in connection with all other registration rights under this Section 9 shall be borne by the Noteholders in proportion to the number of Registrable Shares being registered. The payment of the Noteholders' portion of the foregoing expenses, other than underwriting discounts and selling commissions (which shall be paid in accordance with the underwriting arrangements governing an underwritten offering), shall be the joint and several obligations of the Noteholders and shall be payable promptly after demand by Unitel.

            9. EVENTS OF DEFAULT. Each of the following events shall constitute an "EVENT OF DEFAULT" under this Note:

                  (a) The failure of Unitel to make any payment of principal or interest when due in accordance with the terms of this Note and such failure shall continue for a period of 5 days;

                  (b) If voluntary or involuntary proceedings concerning Unitel shall be instituted in a court of competent jurisdiction under any law relating to the bankruptcy, insolvency, reorganization of other relief of debtors and such proceedings shall not have been dismissed, discharged, stayed or bonded within 90 days of the institution of such proceedings; or

                  (c) Unitel shall permanently cease the conduct of all of its business operations.

After the occurrence of an Event of Default, but prior to the time Unitel shall have cured such Event of Default (whether by payment of amounts due with respect to an Event of Default referred to in clause (a) or by the dismissal, discharge, stay or bonding of any proceeding with respect to an Event of Default referred to in clause (b), or otherwise), or such Event of Default shall have been waived, and in any such event, upon prior written notice to Unitel, the Holder may declare the unpaid principal amount of this Note, and all accrued interest thereon, to be immediately due and payable. Nothing in paragraph 12 of this Note shall excuse an Event of Default under this paragraph 9.

            10. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be given by personal delivery, by telecopier with verified answer back or by a recognized major overnight delivery service. Any such notice shall be deemed given when personally delivered against written receipt therefor, upon receipt of verified answer back with respect to transmission by telecopier, or with respect to delivery by major overnight delivery service, upon its receipt against written receipt therefor, at the following address:

            IF TO GC:

            Sunset-Gower Studios
            1438 North Gower Street, Box 21
            Los Angeles, California  90028
            Attention: Mr. Nicholas E. Vanoff

            WITH A COPY TO:

            Gary Edelstone, Esquire
            Surpin, Mayersohn & Edelstone
            1880 Century Park East, Suite 618
            Los Angeles, California  90067






            IF TO UNITEL:

            Unitel Video, Inc.
            515 West 57th Street
            New York, New York, 10019
            Attention:  John Hoffman, President

            WITH A COPY TO:

            Unitel Video, Inc.
            515 West 57th Street
            New York, New York  10019
            Attention:  Karen Ceil Lapidus, Esquire, General Counsel

            11. ASSIGNMENT BY GC. This Note may not be assigned, sold, hypothecated or transferred by GC without the prior written consent of Unitel, in its sole discretion; PROVIDED, that (a) this Note may be assigned to _________________ upon strict compliance by GC and ________________ with the terms and conditions of this Note and (b) in addition to any other conditions to assignment set forth in this Note, the assignee, as a condition precedent to assignment of this Note, will be required to execute and deliver to Unitel a written instrument, in form and substance reasonably satisfactory to Unitel in order to comply with applicable law, to the following effect:

                  (i) such assignee is acquiring this Note for its own account for investment and not with a view to or for the resale or distribution thereof in violation of the Securities Act or any State Securities Laws, and such assignee acknowledges and agrees that this Note has not been registered under the Securities Act or under applicable State Securities Laws and may not be assigned, sold, hypothecated or transferred in any manner, in whole or in part, except pursuant to (A) a registration statement under the Securities Act which is effective and current with regard to this Note at the time of sale, hypothecation, or transfer, as the case may be, and upon compliance with all applicable State Securities Laws, or (B) specific exemptions from the registration requirements of the Securities Act and applicable State Securities Laws, but in claiming such exemptions, an opinion of counsel, which opinion shall be in form and substance reasonably satisfactory to Unitel, shall be delivered to Unitel by legal counsel to such assignee to the effect that no registration under the Securities Act or under applicable State Securities Laws is required because of the availability of exemptions therefrom;

                 (ii) such assignee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in Unitel;

                 (iii) such assignee has received and reviewed such documents as it shall have requested from Unitel, and shall have had the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in such documents, has been given the opportunity to speak to representatives of Unitel and to have them answer any questions and provide any additional information deemed relevant by such assignee, and all such questions have been answered to such assignee's full satisfaction;

                 (iv) such assignee has been advised to consult with, and has consulted with, such assignee's own legal counsel regarding Unitel;

                  (v) such assignee is an "accredited investor" as such term is defined in Section 501(a) of Regulation D under the Securities Act; and

                 (vi) such assignee agrees to be bound by the terms and conditions of this Note as if the Holder.

Subject to the foregoing, this Note shall be binding on and shall inure to the benefit of Unitel, its successors and assigns and GC and its permitted assignee.

            12.   SUBORDINATION.

                  (a) INTRODUCTION AND DEFINITIONS. The indebtedness evidenced by this Note or payable in accordance with this Note (herein called the "Subordinated Debt") is subordinated and subject in right of payment to the prior payment in full of all Senior Debt, as defined herein, of Unitel, subject to the right of the Subordinated Creditor to receive payments in accordance with the fourth paragraph of subsection (b) of this paragraph 12. For the purposes of these provisions , the Senior Debt shall not be deemed to have been paid in full until the Senior Creditors, as defined herein, shall have indefeasibly received payment in full of such Senior Debt in cash (after the passage of any relevant preference periods). Each holder of this Note (the "Subordinated Creditor"), by its acceptance hereof, agrees to and shall be bound by all the provisions hereof.

            As used herein, the term "Senior Debt" shall mean (1) all indebtedness, obligations and liabilities, direct or indirect, absolute or contingent, due or to become due, of Unitel now and at any time in the future arising under, out of or in connection with the Credit Agreement dated as of May 6, 1992, among Unitel. The Chase Manhattan Bank, N.A. ("Chase"), and Chemical Bank ("Chemical"), as the same may be amended, or supplemented, restated or refunded from time to time, (as so amended, supplemented, restated or refunded, the "Credit Agreement") and any of the Loan Documents (as such term is defined in the credit Agreement) (the "Loan Documents"), and including, without limitation, all principal, reimbursement obligations, premium (if any), interest (including, without limitation, any interest accruing subsequent to the commencement of bankruptcy, insolvency or similar proceedings with respect to Unitel and any additional interest that would have accrued thereon but for the commencement of any such proceedings). premiums, fees, expenses, and indemnification obligations, (2) all indebtedness, obligations and liabilities under the Corporate Guaranty Agreement dated as of December 3, 1982, as amended, from Unitel to Long Island Trust Company, as Trustee, pursuant to which Unitel guarantees the payment of the $3,500,000 Industrial Development Revenue Bonds (1982 Unitel Video Services, Inc. Project) issued by the New York City Industrial Development Agency, as the same may be amended from time to time, (3) all indebtedness, obligations and liabilities under the Contingent Purchase and Indemnity Agreement, dated as of December 24, 1984, as amended, among Unitel, Unitel Mobile Video, Inc., Unitel Video Services, Inc. and Chemical Bank, pursuant to which Unitel guarantees the payment of the $4,200,000 Industrial Development Revenue Bonds issued on that date by the Industrial Development Authority of the City of Los Angeles, as the same may be amended from time to time, (4) all indebtedness, obligations and liabilities under the Guarantee and Contingent Purchase Agreement dated as of May 13, 1987, as amended, and as the same may be amended from time to time, between Unitel and The Chase Manhattan Bank, N.A., pursuant to which Unitel guarantees the obligation of the Unitel Video, Inc. Employee Stock Ownership Trust under the Loan Agreement and related Notes dated as of May 13, 1987, as amended, and (6) all indebtedness, obligations and liabilities, direct or indirect, absolute or contingent, due or to become due, of Unitel now and at any time in the future arising under, out of or in connection with any interest rate protection agreement, including interest rate swap payments and other interest payments (including, without limitation, any interest accruing subsequent to the commencement of bankruptcy, insolvency or similar proceedings with respect to Unitel and any additional interest that would have accrued thereon but for the commencement of any such proceedings) owing to Chase or Chemical. Notwithstanding the foregoing, Senior Debt will not include any obligations to the extent that the aggregate principal amount of such debt (including the principal amount of the ESOT debt guaranteed by Unitel) exceeds Forty-One Million Dollars ($41,000,000).

            As used herein, the term "Senior Creditors" means, Chase and Chemical and their respective assignees of any or all of the Senior Debt.

            (b) SUBORDINATION AND ENFORCEMENT AND PAYMENT SUSPENSION. If and so long as there is the occurrence and continuance (after any applicable grace or cure period) of a failure by Unitel to pay any Senior Debt on the date due (whether due on a regularly scheduled payment date, by acceleration or otherwise) (a "Senior Payment Default") and written notice thereof shall have been delivered to the Subordinated Creditor demanding a suspension of payment during the period of such continuance in accordance with the provisions of this Note (such period of time being the "Payment Suspension Period"), then Unitel shall not make, and the Subordinated Creditor will not take or receive from Unitel, directly or indirectly, in cash or other property or be set-off or in any other manner (including, without limitation, from or by way of any collateral or redemption or sale), payment of all or any of the Subordinated Debt unless and until either (1) the Senior Debt has been paid in full after the termination of all obligations or commitments to provide Senior Debt (the "Termination of the Senior Commitment"), or (2) the Senior Payment Default no longer continues to exist.

            If and so long as there is the occurrence and continuance (after any applicable grace or cure period) of an "Event of Default" (as such term may be defined from time to time in any agreement evidencing or related to any Senior
Debt) (an "Event of Default"), other than any Senior Payment Default or an Event of Default due solely to

Unitel's failure to make principal or interest payments on the Subordinated Debt at a time when Unitel has stated in writing that Unitel has the funds available to make such payments (a "Senior Non-Payment Default") and written notice thereof shall have been delivered to the Subordinated Creditor demanding a suspension of payment during the period of such continuance in accordance with the provisions of this Note (such period of time being the "Non-Payment Suspension Period"), then, except as set forth below, Unitel shall not make, and the Subordinated Creditor will not take or receive from Unitel, directly or indirectly, in cash or other property or be set-off or in any other manner (including, without limitation, from or by way of any collateral or redemption or sale), payment of all or any of the Subordinated Debt unless and until either
(1) the Senior Debt has been paid in full after the Termination of the Senior Commitments or (2) the Senior Non-Payment Default no longer continues to exist. Unless and until there is a Senior Payment Default, no Non-Payment Suspension Period shall be in effect for a period in excess of one hundred twenty (120) consecutive days, and no Non-Payment Suspension Period shall be based upon the same facts and circumstances which were used previously to invoke a prior Non-Payment Suspension Period; provided, however, there is no limit on the timing or numbers of Non-Payment Suspension Periods based upon different facts or circumstances.

            If and so long as a Senior Payment Default or a Senior Non-Payment Default shall have occurred and be continuing, and written notice thereof shall haven been delivered to the Subordinated Creditor demanding a suspension of the exercise of rights and remedies during the period of such continuance in accordance with the provisions of this Note (such period of time being the "Enforcement Suspension Period"), then Subordinated Creditor will not take any action to accelerate or collect payment of the Subordinated Debt or to foreclose on any collateral or to exercise any remedies or to ask, demand, sue for, initiate or join in any bankruptcy or reorganization proceedings against Unitel (all such actions being the "Enforcement Actions"), unless and until either (1) the Senior Debt has been paid in full after the Termination of the Senior Commitments or (2) the Senior Payment Default or the Senior Non-Payment Default, as the case may be no longer continues to exist. No Enforcement Suspension Period shall be (1) in effect for a period in excess of 120 consecutive days or
(2) based upon the same facts and circumstances which were used previously to invoke a prior Enforcement Suspension Period; provided, however, there is no limit on the timing or number of Enforcement Suspension Periods based upon different Senior Payment Defaults or Senior Non-Payment Defaults.


            To the extent the Subordinated Creditor receives regularly scheduled payments on the Subordinated Debt in accordance with the terms of this Note prior to its receipt of a notice of, or after the expiration of the effectiveness of, a Senior Payment Default or Senior Non-Payment Default, the Subordinated Creditor is entitled to retain such payments.

            The Subordinated Creditor agrees not to accelerate the maturity of all or any portion of the Subordinated Debt or take and Enforcement Actions until the Senior Creditors are given notice thereof at least thirty (30) days in advance of such actions. In addition, as long as any acceleration of the Subordinated Debt shall continue unrescinded, all Senior Debt shall be first paid in full (in cash) before any payment is made on any Subordinated Debt.

            The Subordinated Creditor agrees not to ask, demand, sue for, take or receive from Unitel, directly or indirectly, in cash or other property or by set-off or in any other manner (including, without limitation, from or by way of collateral), any


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prepayment or redemption or purchase of all or any of the Subordinated Debt until payment in full of all Senior Debt after the Termination of the Senior Commitment.

            Anything to the contrary in these subordination provisions notwithstanding, no Payment Suspension Period, Non-Payment Suspension Period or Enforcement Suspension Period shall extend beyond May 6, 2000, unless the Senior Debt shall have been previously accelerated and legal proceedings shall have previously been commenced to collect the Senior Debt and remain pending.

            (c) IN FURTHERANCE OF SUBORDINATION. The Subordinated Creditor agrees that upon any distribution of all or any of the assets of Unitel to creditors of Unitel upon the dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of Unitel or its debts, whether in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or similar proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of Unitel or upon any other similar event, any payment or distribution of any kind (whether in cash, property or securities) which otherwise would be payable or deliverable upon or with respect to the Subordinated Debt shall be paid or delivered directly to the Senior Creditors for application (in the case of cash) to or as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Debt until the Senior Debt shall have been paid in full.

            If any proceeding referred to in the foregoing paragraph is commenced by or against Unitel, the Subordinated Creditor may (subject to the provisions of the foregoing paragraph) demand, sue for, collect and receive every payment or distributions referred to in the paragraph above and give acquittance therefor and to file claims and proofs of claims and take such other action as the Subordinated Creditor may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Subordinated Creditors hereunder; provided, however, if the Subordinated Creditor fails to either file a proof of claim in such proceeding within thirty (30) days after written demand from the Senior Creditors that it do so or take any actions in a time and manner required to defend its claim for the Subordinated Debt from defenses to or reductions of such claim then: first, the Senior Creditors are hereby irrevocably authorized and empowered (in their own name or in the name of the Subordinated Creditor or otherwise) to take any and all such actions and, second, in the case where the Subordinated Creditor fails to file the proof of claim as requested by the Senior Creditors, the Subordinated Creditor shall duly and promptly take such action within the control of the Subordinated Creditor and which do not violate applicable law as the Senior Creditors may request (1) to collect the Subordinated Debt for account of the Senior Creditors and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (2) to execute and deliver to the Senior Creditors such powers of attorney, assignments, or other instruments as the Senior Creditors may request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Debt, and (3) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Debt.

            All payments or distributions upon or with respect to the Subordinated Debt which are received by the Subordinated Creditor contrary to the provisions of this paragraph 12 shall be received in trust for the benefit of the Senior Creditors, shall be segregated from other funds and property held by the Subordinated Creditor and shall be forthwith paid over to the Senior Creditors in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the


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case of non-cash property or securities) for the payment or prepayment of the
Senior Debt.

            The Senior Creditors are hereby authorized to demand specific performance of the subordination provisions of this Note, whether or not Unitel shall have complied with any of the provisions hereof applicable to it, at any time when the Subordinated Creditor shall have failed to comply with any of such provisions. The Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

            (d) RIGHTS OF SUBROGATION. The Subordinated Creditor agrees that no payment or distribution to the Senior Creditors pursuant to the provisions of this Note shall entitle the Subordinated Creditor to exercise any rights of subrogation in respect thereof until the Senior Debt is paid in full after the Termination of the Senior Commitments.

            (e) NO CHANGE IN OR DISPOSITION OF SUBORDINATED DEBT. The Subordinated Creditor will not: (1) cancel or otherwise discharge any of the Subordinated Debt or subordinate any of the Subordinated Debt to any indebtedness of Unitel other than the Senior Debt; or (2) permit the terms of the Subordinated Debt to be changed without the consent of the Senior Creditors. Nothing in this subparagraph (e) shall prohibit the conversion rights in paragraph 7 of this Note.

            (f) OBLIGATIONS HEREUNDER NOT AFFECTED. All rights and interests of the Senior Creditors hereunder, and all agreements and obligations of the Subordinated Creditor and Unitel under this Note, shall remain in full force and effect irrespective of: (1) any act or failure to act on the part of Unitel; (2) any lack of validity or enforceability of any Senior Debt or any instrument relating thereto; (3) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Debt, or any other amendment or waiver of or any consent to departure from any agreement or instrument relating to or evidencing credit provided by the Senior Creditors to Unitel; (4) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Debt; (5) any exercise or non-exercise by a Senior Creditor of any right, power, privilege or remedy under or in respect of such Senior Debt or the subordination provisions in this Note or any waiver of any such right, power, privilege or remedy or of any default in respect of such Senior Debt or these subordination provisions or any receipt by any Senior Creditor of any security, or any failure by such Senior Creditor to perfect a security interest, in or any release by such Senior Creditor of, any security for the payment of such Senior Debt; (6) any merger or consolidation of Unitel into or with any other person, or any sale, lease or transfer of any or all of the assets of Unitel to any other person; (7) absence of any notice to, or knowledge by, the Subordinated Creditor of the existence or occurrence of any of the matters or events set forth in the foregoing items numbered (1) through (6); or (8) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Unitel or a subordinated creditor; provided, however, that following any waiver or amendment or consent to departure from any agreement or instrument relating to or evidencing credit provided by the Senior Creditors to Unitel, no Senior Payment Default or Senior Non-Payment Default shall be predicated on the failure of Unitel to perform in accordance with the terms of such agreement or instrument affected by such waiver, amendment or consent as such terms were in effect prior to such waiver, amendment or consent.

            The obligations of the holder of this Note under these subordination provisions shall continue to be effective, or be reinstated, as the case may be, if at any


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

time payment in respect of any Senior Debt, or any other payment to any Senior Creditor is rescinded or must otherwise be restored or returned by such Senior Creditor, all as though such payment had not been made.

            (g)   WAIVER.

                  The Subordinated Creditor unconditionally waives (1) any and all notice of the renewal, extension or accrual of any of the Senior Debt and notice of or proof of reliance by the Senior Creditor upon the subordination provisions contained herein, (2) notice of any of the matters referred to under "Obligations Hereunder Not Affected", (3) all notices which may be required, whether by statute, rule of law or otherwise, to preserve intact any rights of any holder of any Senior Debt against Unitel, , (4) any right to the enforcement, assertion or exercise by any holder of any Senior Debt of any right, power, privilege or remedy conferred in such Senior Debt, or otherwise,
(5) any requirements of diligence on the part of any Senior Creditor, (6) any requirement on the part of any Senior Creditor to mitigate damages resulting from any default under such Senior Debt, and (7) any notice of any sale, transfer or other disposition of any Senior Debt by any Senior Creditor; provided, however, that nothing in this "Waiver" subheading shall relieve the Senior Creditors of the obligations to provide the notices described in the "Subordination and Enforcement and Payment Suspension" subheading, as a condition to the exercise of any of the rights of the Senior Creditors under these subordination provisions. The Senior Debt shall conclusively be deemed to have been created, contracted, or incurred in reliance upon the subordination provisions of this Note, and all dealings between Unitel and the Senior Creditor shall be deemed to have been consummated in reliance upon the subordination provisions contained herein.

            (h)   CONTINUING AGREEMENT.

            These subordination provisions are a continuing agreement and shall
(1) remain in full force and effect until all Senior Debt is paid in full after Termination of the Senior Credit Commitment; (2) be binding upon the Subordinated Creditor, Unitel and their respective successors and assigns; and
(3) inure to the benefit of and be enforceable by the Senior Creditor and their successors, transferees and assigns.

            (i)   LIMITATION ON ACTIONS.

            The holder of this Note by acceptance hereof agrees and undertakes that it will not take, obtain or hold (or permit anyone acting on its behalf to take, obtain or hold) any assets of Unitel in violation of the provisions of these subordination provisions.

            (j)   FURTHER ASSURANCES.

            Each Subordinated Creditor shall take such further action as may be necessary or appropriate to effectuate the subordination as provided herein.

            (k)   RIGHT OF OFFSET NOT AFFECTED.

            Nothing in this paragraph 12 shall affect the rights granted pursuant to paragraph 5 of this Note.

                  13. AMENDMENTS, WAIVERS. This Note may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by Unitel and the Holder or, in the case of a waiver, by the Holder. No delay on the part of the Holder in exercising any right, power, or privilege hereunder


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

shall operate as a waiver thereof, nor shall any waiver on the part of the Holder of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege, in each case except as specifically provided in this Note. The rights and remedies herein provided are cumulative and shall not preclude the Holder from seeking any other remedy available, whether pursuant to applicable law or otherwise.

                  14.  ASSIGNMENT.   Neither Unitel nor Holder may assign, sell,
hypothecate or transfer this Note, except that (i) GC may assign this Note in accordance with paragraph 11 and (ii) Unitel may assign this Note in connection with a sale of all or substantially all of the assets of Unitel.

                  15. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts or choice of law (or any other law that would make the laws of any state other than the State of New York applicable hereto).


                                             UNITEL VIDEO, INC.



                                             By: __________________________
                                             Name:   Barry Knepper
                                             Title:  Vice President-Finance





ACCEPTED AND AGREED:

JEE SEE & CO., INC.


By: __________________________
Name:   Nicholas E. Vanoff
Title:  President


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